As filed with the Securities and Exchange Commission on  July 31, 2003
                                                     Registration No. 333-
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ---------------------
                   GE Capital Credit Card Master Note Trust
                            (Issuer of the Notes)

          RFS Funding Trust                         RFS Holding, L.L.C.
(Issuer of the Note Trust Certificate)      (Transferor to each of the trusts)
      (Exact name of registrant                (Exact name of registrant
     as specified in its charter)             as specified in its charter)

   Delaware            06-1495145           Delaware           57-1173164
   (State of        (I.R.S. Employer        (State of        (I.R.S. Employer
 Incorporation)    Identification No.)    Incorporation)    Identification No.)

         1600 Summer Street                       1600 Summer Street
         Stamford, CT  06927                      Stamford, CT  06927
         Tel:  (203) 357-4756                     Tel:  (203) 357-4756

   (Address, including zip code,            (Address, including zip code,
       and telephone number,                     and telephone number,
       including area code,                      including area code,
         of registrant's                           of registrant's
    principal executive offices              principal executive offices)


                          Michael P. Paolillo, Esq.
                      Senior Vice President and Counsel
                      GE Capital Markets Services, Inc.
                        1600 Summer Street, 4th Floor
                              Stamford, CT 06927
                             Tel: (203) 961-2377

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

           Robert Hugi, Esq.                    Ricky B. Davis, Esq.
        Mayer, Brown, Rowe & Maw         Senior Vice President and Counsel
        190 South LaSalle Street           GE Consumer Finance-Americas
      Chicago, Illinois 60603-3441         1600 Summer Street, 5th Floor
            (312) 782-0600                       Stamford, CT 06927
                                                    203-357-4416

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                      CALCULATION OF REGISTRATION FEE
=================================================================================================================

                                                      Proposed Maximum   Proposed Maximum
Title of Each Class of               Amount to be      Offering Price        Aggregate           Amount of
Securities to be Registered           Registered         Per Unit(1)     Offering Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------
Asset Backed Notes...................$1,000,000              100%           $1,000,000             $80.90
-----------------------------------------------------------------------------------------------------------------
Note Trust Certificate(2)............$1,000,000               -                  -                    -
=================================================================================================================

(1)     Estimated solely for the purpose of calculating the registration fee.
(2)     No additional consideration will be paid by the purchasers of the
        Asset Backed Notes for the Note Trust Certificate, which is pledged as security for the Asset Backed Notes and issued by RFS Funding Trust.
                           -----------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Introductory Note

         This registration statement includes:

o a representative form of prospectus supplement to the base prospectus relating to the offering by GE Capital Credit Card Master Note Trust of a series of asset-backed notes;
o a base prospectus relating to asset-backed notes of GE Capital Credit Card Master Note Trust.



THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND
MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS ARE NOT AN OFFER TO SELL AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY
STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                Subject to Completion, dated , 2003

                 Prospectus Supplement to Prospectus dated _____________ ___, 2003

                             GE Capital Credit Card Master Note Trust
                                              Issuer

     RFS Holding, L.L.C.                             Monogram Credit Card Bank of Georgia
         Transferor                                               Servicer

                                  Series 2003- Asset Backed Notes


                          Class A Notes            Class B Notes            Class C Notes
                          -------------            -------------            -------------

Principal amount          $                        $                        $
Interest rate             [One-month LIBOR         [One-month LIBOR         [One-month LIBOR
                          plus] [ ]% per year      plus] [ ]% per year      plus] [ ]% per year
Interest payment dates    monthly on the 15th,     monthly on the 15th,     monthly on the 15th,
                          beginning ______ __,     beginning ______ __,     beginning ______ __,
                          200__                    200__                    200__

Expected principal
  payment date                        200                      200                      200
Final maturity date                   200                      200                      200
Price to public            $  (or     %)            $  (or     %)            $  (or     %)
Underwriting
  discount                 $  (or     %)            $  (or     %)            $  (or     %)
Proceeds to issuer         $  (or     %)            $  (or     %)            $  (or     %)


The notes will be paid from the issuer's assets consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by Monogram Credit Card Bank of Georgia.

We expect to issue your series of notes in book-entry form on or about              , 2003.

---------------------------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement and page 3 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are obligations of GE Capital Credit Card Master Note Trust only and are not obligations of RFS Holding, L.L.C., RFS Funding Trust, Monogram Credit Card Bank of Georgia or any other person.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
---------------------------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                                 Underwriters of the Class A notes
                                 Underwriters of the Class B notes
                                 Underwriters of the Class C notes
                                              , 2003

             Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

         We (RFS Holding, L.L.C.) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and
(b) this prospectus supplement, which describes the specific terms of your series of notes.

         Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

         We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                     Table of Contents

                                                     Page


Summary of Terms........................................1

Series 2003-__..........................................1

Offered Notes...........................................2

Structural Summary......................................3

         The Issuer.....................................3

         Collateral for the Notes.......................3

         Equity Amount..................................4

         Allocations of Collections and Losses..........5

         Application of Finance Charge Collections......6

         Application of Principal Collections...........7

                  Revolving Period......................7

                  Controlled Accumulation Period........8

                  Early Amortization Period.............8

                  Reallocation of Principal Collections.8

                  Extra Principal Collections...........8

         Credit Enhancement.............................8

                  Subordination.........................9

                  Spread Account........................9

         Interest Rate Swaps...........................10

         Early Amortization Events.....................10

         Events of Default.............................11

         Optional Redemption...........................12

         Tax Status....................................12

         ERISA Considerations..........................12

         Risk Factors..................................12

         Ratings  13

         [Exchange Listing.............................13

         RFS Holding, L.L.C............................13

Risk Factors...........................................14

Receivables Performance................................17

         Delinquency and Loss Experience...............17

         Revenue Experience............................19

The Trust Portfolio....................................21

Maturity Considerations................................25

         Controlled Accumulation Period................25

         Early Amortization Period.....................25

         Payment Rates.................................26

         Reduced Principal Allocations.................27

Description of Series Provisions.......................27

         General.......................................27

         Collateral Amount.............................28

         Allocation Percentages........................28

         Interest Payments.............................30

         Principal Payments............................32

         Controlled Accumulation Period................32

         Early Amortization Period.....................33

         Subordination.................................34

         Application of Finance Charge Collections.....34

         Reallocation of Principal Collections.........36

         Investor Charge-Offs..........................37

         Sharing Provisions............................38

         Principal Accumulation Account................38

         Excess Collateral Amount......................39

         Reserve Account...............................40

         Spread Account................................42

         Spread Account Distributions..................43

         Paired Series.................................43

         Early Amortization Events.....................44

         Events of Default.............................45

         Servicing Compensation and Payment of Expenses46

Underwriting...........................................47

Legal Matters..........................................49

Glossary of Terms for Prospectus Supplement............50

Other Series of Notes Issued and Outstanding...........52

Other Beneficial Interests Issued by RFS Funding Trust.53

                               Summary of Terms


--------------------------------------------------------------------------------
Issuer:                               GE Capital Credit Card Master Note Trust

Transferor:                           RFS Holding, L.L.C.

Servicer:                             Monogram Credit Card Bank of Georgia

Indenture Trustee:                    [                             ]

Owner Trustee:                        [                             ]

Expected Closing Date:                            2003

Commencement of Accumulation Period   , 200_
(subject to adjustment):

Expected Principal Payment Date       , 200_

Final Maturity Date:                  , 200_

Clearance and Settlement:             DTC/Clearstream/Euroclear

Minimum Denominations:                $1,000

Servicing Fee Rate:                   2% per year

Initial Collateral Amount:

Required Retained                     0.0%
Transferor Percentage:

Primary Assets of the Issuer:         An interest in receivables in a portfolio
                                      of private label revolving credit
                                      card accounts owned by Monogram Credit
                                      Card Bank of Georgia

Offered Notes:                        The Class A, Class B and Class C notes
                                      are offered by this prospectus
                                      supplement and the accompanying prospectus
--------------------------------------------------------------------------------
                                Series 2003-__

                                                              % of Initial
        Class                       Amount                   Collateral Amount
        -----                       ------                   -----------------
Class A notes                       $
Class B notes
Class C notes
Excess collateral amount
Initial collateral amount           $                              100%
                                    =====                         =====



                                                    Offered Notes


                                                   Class A                Class B                Class C
                                                   -------                -------                -------

Principal Amount:                             $                       $                      $

Anticipated Ratings:(1)                         Aaa/AAA/AAA             A2/A/A                 Baa2/BBB/BBB
(Moody's/S&P/Fitch)

Credit Enhancement:                           subordination of        subordination of       excess collateral
                                              Class B and Class C     Class C and excess     amount and spread
                                              and excess collateral   collateral amount      account
                                              amount

Interest Rate:                                [One-month LIBOR plus]  [One-month LIBOR       [One-month LIBOR plus]
                                              [ ]% per year           plus]                  [ ]% per year
                                                                      [ ]% per year

Interest Accrual Method:                      [30] [actual]/360       [30] [actual]/360      [30] [actual]/360

Interest Payment Dates:                       monthly (15th),         monthly (15th) ,       monthly (15th) ,
                                              beginning _____ __,     beginning _____ __,    beginning _____ __,
                                              200_                    200_                   200_

[Interest Rate Index Reset Date:]             [2 London business      [2 London business     [2 London business
                                              days before each        days before each       days before each
                                              interest payment date]  interest payment       interest payment date]
                                                                      date]

ERISA eligibility:                            Yes, subject to important considerations described under "ERISA
                                              Considerations" in the accompanying prospectus.

Debt for United States Federal
Income Tax Purposes:                          Yes, subject to important considerations described under "Federal
                                              Income Tax Consequences" in the accompanying prospectus.





______________________
(1) It is a condition to issuance that two of these ratings be obtained and that the portion of the note trust certificate that secures the notes be rated investment grade.



                              Structural Summary

This summary is a simplified presentation of the major structural components of Series 2003-_. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.


 ___________                 ___________                 ___________                     _______
|           |               |           |               |           |                   /       \
|           |         |\    |           |         |\    |           |         |\       /         \          |\
| Monogram  |---------  \   |    RFS    |---------  \   |    RFS    |---------  \     / GE Capital\---------  \
|Credit Card|            \  |  Holding, |            \  |  Funding  |   Note     \   / Credit Card \           \
|  Bank of  |Receivables  } |   L.L.C.  |Receivables  } |   Trust   |   Trust     } (  Master Note  ) Notes     }
|  Georgia  |            /  |           |            /  |           |Certificate /   \    Trust    /           /
|           |---------  /   |           |---------  /   |           |---------  /     \           /---------  /
|___________|         |/    |___________|         |/    |___________|         |/       \_________/          |/



The Issuer

The notes will be issued by GE Capital Credit Card Master Note Trust, a Delaware statutory trust, under an indenture supplement to an indenture, each between the issuer and the indenture trustee.

The indenture trustee is [                  ].


Collateral for the Notes

The notes are secured by a beneficial ownership interest in a pool of receivables that arise under certain of Monogram Credit Card Bank of Georgia's private label revolving credit card accounts.

Initially, the primary asset of the issuer will be a note trust certificate that RFS Funding Trust will issue to us, and we will transfer to the issuer. The note trust certificate represents a beneficial ownership interest in a designated pool of the credit card receivables that are owned by RFS Funding Trust and other related designated assets of RFS Funding Trust. We refer to the receivables in which the note trust certificate represents a beneficial ownership interest as the transferred receivables, and we refer to the accounts that have been designated as trust accounts as the trust portfolio.

In the future, we expect RFS Funding Trust to terminate, at which time the transferred receivables remaining in RFS Funding Trust will be transferred to the issuer and held directly by the issuer. Thereafter, we will transfer newly arising receivables directly to the issuer. References to the transferred receivables in this prospectus supplement and the prospectus also include any receivables that we transfer directly to the issuer in the future. We refer to the entity--either RFS Funding Trust or the issuer--that holds the transferred receivables at any given time as the trust.

The transferred receivables in RFS Funding Trust as of _______ __, 2003 were approximately as follows:

o  total transferred receivables: $
                                   ------------------

o  principal receivables: $
                           ---------------------

o  finance charge receivables: $
                                -------------

o  total accounts designated to trust portfolio:
                                                ------------------

Other Claims on the Transferred Receivables

RFS Funding Trust has obtained a loan that is secured by an undivided beneficial ownership interest in the transferred receivables. RFS Funding Trust may in the future issue additional beneficial ownership interests in the transferred receivables. Collections on the transferred receivables, as well as defaulted receivables and dilution, will be allocated among the issuer and the holders of any other beneficial ownership interests in the transferred receivables issued by RFS Funding Trust, from time to time, including the beneficial interest securing the current loan to RFS Funding Trust. The allocations will be based on the respective interests of each holder of a beneficial ownership interest in the transferred receivables as described in the accompanying prospectus under the caption "The Trust Portfolio." The amount of the issuer's interest in the transferred principal receivables is referred to as the note trust ownership amount and is calculated as described in the "Glossary of Terms For Prospectus" in the accompanying prospectus. Neither you nor any other noteholder will have the right to consent to the issuance by RFS Funding Trust of future beneficial ownership interests in the transferred receivables.

Other Series of Notes

Series 2003- is the [__] series of notes issued by the issuer. The issuer may issue other series of notes from time to time in the future. [A summary of the outstanding series of notes is in "Annex I: Other Securities Issued and Outstanding" included at the end of this prospectus supplement.] Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

Equity Amount

We refer to the excess of the total amount of principal receivables held by the issuer directly or through the note trust certificate, or any participation interests held by the issuer, plus any balance in the excess funding account, over the aggregate outstanding principal amount of all of the issuer's notes as the equity amount. To provide support for your notes, we are required to maintain a minimum equity amount in the issuer equal to the excess collateral amount for your notes. The excess collateral amount provides credit enhancement by absorbing losses and uncovered dilution on the transferred receivables allocated to your series to the extent not covered by finance charge collections available to your series.

The equity amount at any time may exceed the excess collateral amount for your series and any excess collateral amounts required to be maintained for other series of notes. We refer to this excess amount, if any, as the free equity amount.

The excess collateral amount for your series, and a portion of the free equity amount, if any, also enhance the likelihood of timely payment of principal on your notes through cash flow subordination because of two features of your series.

o The first feature is that the numerator for your series' allocation percentage for principal collections includes the excess collateral amount. This results in the share of principal collections corresponding to the excess collateral amount being available for principal payments on the notes before any such collections are applied to reduce the excess collateral amount.

o The second feature is that the numerator for your series' allocation percentage for principal collections does not reduce as principal payments are made to your series or Collections are accumulated to repay your notes. Since your collateral amount does reduce as a result of principal payments and principal accumulation, effectively a portion of your principal allocation comes from principal collections corresponding to the free equity amount.

Allocations of Collections and Losses

Your notes represent the right to receive principal and interest, which is secured in part by the right to payments from a portion of the collections on the transferred receivables. The servicer, on behalf of the issuer, will allocate to the collateral amount for your series a portion of defaulted receivables and would also allocate a portion of the dilution on the transferred receivables to the collateral amount for your series if the dilution is not offset by the free equity amount and we fail to comply with our obligation to reimburse the trust for the dilution. Dilution means any reduction to the principal balances of the transferred receivables because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to the collateral amount for your series will be based mainly upon the ratio of the collateral amount for your series to the aggregate amount of principal receivables securing the notes. The way this ratio is calculated will vary during each of three periods that will or may apply to your notes:

o The revolving period, which will begin on the closing date and end when either of the other two periods begins.

o The controlled accumulation period, which is scheduled to begin on _______, 200_, but which may begin later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

o The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each month. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount as of the end of the revolving period will be used, unless we request a decrease, and the rating agencies confirm that the decrease will not impair their rating of your notes.

The initial collateral amount for your series will equal $[_______]. The collateral amount will thereafter be reduced by:

o principal collections to the extent applied to make principal payments on the notes or to fund the principal accumulation account;

o reductions in the excess collateral amount that result from reductions in the required amount of the excess collateral;

o the amount of any principal collections to the extent reallocated to cover interest and servicing payments for your series; and

o your series' share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

Any reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has finance charge collections and investment earnings available for this purpose in future periods.

Application of Finance Charge Collections

The issuer will apply your series' share of collections of finance charge receivables, net swap receipts, recoveries and investment earnings each month in the following order of priority:

o to pay, pro rata, the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $[__] for each month, the accrued and unpaid fees and other amounts owed to the trustee for RFS Funding Trust up to a maximum amount of $[__] for each month, the accrued and unpaid fees and other amounts owed to the owner trustee up to a maximum amount of $[__] for each month and the accrued and unpaid fees and other amounts owed to the administrator for the issuer;

o to pay interest on the Class A notes and to make net swap payments under the Class A interest rate swap;

o to pay interest on the Class B notes and to make net swap payments under the Class B interest rate swap;

o to pay the servicing fee for your series (to the extent not directly paid by the issuer to the servicer during the month);

o to pay interest on the Class C notes and to make net swap payments under the Class C interest rate swap;

o  to cover your series' share of defaults and uncovered dilution;

o to increase the collateral amount to the extent of reductions in your series' collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been previously reversed;

o to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2003- notes during the controlled accumulation period;

o to make a deposit, if needed, to the spread account for the Class C notes up to the required spread account amount;

o to make various payments or deposits relating to the Class A interest rate swap, the Class B interest rate swap or the Class C interest rate swap;

o to pay, pro rata, remaining amounts owed to the indenture trustee, the trustee for RFS Funding Trust, the owner trustee and the administrator for the issuer;

o to other series that share excess finance charge collections with Series 2003-__; and

o if an early amortization event has occurred, to make principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority.

Similar amounts that are initially allocated to another series will be used to cover any shortfalls to the extent those amounts are not needed by those other series and the excess funds are allocated to your series as described in "Description of the Notes--Shared Excess Finance Charge Collections" in the accompanying prospectus.

Application of Principal Collections

The issuer will apply your series' share of collections of principal receivables each month as follows:

Revolving Period

During the revolving period, no principal will be paid to, or accumulated for, your series.

Controlled Accumulation Period

During the controlled accumulation period, your series' share of principal collections will be deposited in a principal accumulation account, up to a specified deposit amount on each payment date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full or the amounts available are depleted.

Early Amortization Period

An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary and under "Description of Series Provisions -- Early Amortization Events" in this prospectus supplement. During the early amortization period, your series' share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes, net swap payments due from the issuer and monthly servicing fee payments not made from your series' share of finance charge collections and other amounts treated as finance charge collections and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the notes obtain the benefit of subordination, as described in the next section of this summary. The amount of reallocated principal collections is limited by the amount of available subordination.

Extra Principal Collections

At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will be: first, made available to other series, second, deposited in the excess funding account if needed and third, distributed to us or our assigns.

Credit Enhancement

Credit enhancement for your series includes subordination and a spread account, which provides credit enhancement primarily for the benefit of the Class C notes.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.


Subordination

Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the excess collateral amount.

Credit enhancement for the Class B notes includes the subordination of the Class C notes and the excess collateral amount.

Credit enhancement for the Class C notes includes the subordination of the excess collateral amount.

Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. The excess collateral amount for your series is subordinated to all of the classes of notes, so it will absorb shortfalls and collateral deterioration before any class of notes.

Spread Account

A spread account will provide additional credit enhancement for your series, primarily for the benefit of the Class C notes. The spread account initially will not be funded. After the Series 2003-__ notes are issued, deposits into the spread account will be made each month from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required spread account amount.

The spread account will be used to make interest payments on the Class C notes and net swap payments due from the issuer under the Class C interest rate swap if finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series are insufficient to make those payments.

Unless an early amortization event occurs, the amount, if any, remaining on deposit in the spread account on the expected principal payment date for the Class C notes, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes, to the extent that the Class C notes have not been paid in full after application of all principal collections on that date. Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first payment date on which the outstanding principal amount of the Class A and Class B notes has been paid in full.

In addition, on any day after the occurrence of an event of default with respect to Series 2003-__ and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C, Class A and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

Interest Rate Swaps

The issuer will enter into an interest rate swap for the Class A notes, an interest rate swap for the Class B notes and an interest rate swap for the Class C notes, each covering the period from the closing date through the expected principal payment date.

The notional amounts of the Class A interest rate swap, the Class B interest rate swap and the Class C interest rate swap will, for each interest period, equal the outstanding principal balances of the Class A, Class B and Class C notes, respectively, as of the end of the first day of the related interest period. Under each swap, if one-month LIBOR exceeds a specified fixed rate the issuer will receive payments from the swap counterparty equal to:

    rate        x    Class A, B or C    x    days in interest period
differential        principal balance,       -----------------------
                      as applicable                    360

where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuer will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR. The specified fixed rate for the Class A interest rate swap is [ ]% per year. The specified fixed rate for the Class B interest rate swap is [ ]% per year. The specified fixed rate for the Class C interest rate swap is [ ]% per year.

The interest rate swaps are more fully described in "Description of Series Provisions -- Interest Rate Swaps."

Early Amortization Events

The issuer will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults on the receivables are too high. The minimum amount that must be available for payments to your series in any monthly period, referred to as the base rate, is the result, expressed as a percentage, of the sum of the interest payable on the Series 2003- notes and any net swap payments due from the issuer for the related interest period, plus your series' share of the servicing fee for the related monthly period divided by the sum of collateral amount and amounts on deposit in the principal accumulation account, each as of the last day of that period. If the average net yield for the trust portfolio, after deducting defaulted receivables net of recoveries and your series' share of uncovered dilution and adding net swap receipts, for any three consecutive monthly periods is less than the average base rate for the same three consecutive monthly periods, an early amortization event will occur.

The other early amortization events are:

o The issuer's failure to make required payments or deposits or material failure by us or the issuer to perform other obligations, subject to applicable grace periods;

o Material inaccuracies in our representations and warranties subject to applicable grace periods;

o The Series 2003- notes are not paid in full on the expected principal payment date;

o  Bankruptcy, insolvency or similar events relating to us or the bank;

o We are unable to transfer additional receivables to the trust or the bank is unable to transfer additional receivables to us;

o We do not transfer receivables in additional accounts or participations to the trust when required;

o  Material defaults of the servicer, subject to applicable grace periods;

o RFS Funding Trust or the issuer becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

o An event of default occurs for the Series 2003- notes and their maturity date is accelerated.

Events of Default

The Series 2003- notes are subject to events of default described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay all amounts due on the final maturity date.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2003- notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2003- notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2003- notes may declare the principal amount of the Series 2003- notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2003- notes if the related event of default has been cured, subject to the conditions described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

After an event of default and the acceleration of the Series 2003- notes, funds allocated to Series 2003- and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2003- notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2003- will be applied to make monthly principal and interest payments on the Series 2003- notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2003- notes are accelerated or the issuer fails to pay the principal of the Series 2003- notes on the final maturity date, subject to the conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default", the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the collateral amount for Series 2003- and the related finance charge receivables.

Optional Redemption

We have the option to purchase the collateral amount for your series when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount, but only if the purchase price paid to the issuer is sufficient to pay in full all amounts owing to the noteholders, any swap counterparty, the indenture trustee, the trustee for RFS Funding Trust and the Owner Trustee. The purchase price for your series will equal the collateral amount for your series plus accrued interest on the collateral amount. See "Description of the Notes -- Final Payment of Principal" in the accompanying prospectus.

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Mayer, Brown, Rowe & Maw LLP as tax counsel to the issuer, is of the opinion that under existing law the Class A, Class B and Class C notes will be characterized as debt for federal income tax purposes and that neither RFS Funding Trust nor the issuer will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 2003- note, you will agree to treat your Series 2003-notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in the accompanying prospectus, the Class A, Class B and Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Each purchaser will be deemed to represent that its purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code which is not covered by a prohibited transaction exemption. If you are contemplating purchasing the Series 2003- notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 2003- notes could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Risk Factors

There are material risks associated with an investment in the Series 2003-notes, and you should consider the matters set forth under "Risk Factors" beginning on page S-13 below and on page 3 of the accompanying prospectus.

Ratings

It is a condition to the issuance of your notes that one of the ratings set forth for each class of Series 2003- notes under the caption "Summary of Terms" above be obtained.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the transferred receivables, the credit enhancement provided and the creditworthiness of the swap counterparty. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

[Exchange Listing

We will apply to list the Series 2003- notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

RFS Holding, L.L.C.                Our address is 1600 Summer Street,
                                   Stamford, Connecticut 06927.  Our phone
                                   number is (203) 357-4756.

         This prospectus supplement uses defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-48 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 95 in the accompanying prospectus.

                                 Risk Factors

                          In addition to the risk factors described in
                 the prospectus, you should consider the following.

                 It may not be possible to find a purchaser for your securities.

                          There is currently no public market for the notes
                 and we cannot assure you that one will develop. Thus you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply [for listing of the notes on any securities exchange or] for the inclusion of the notes on any automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

                 If the ratings of the notes are lowered or withdrawn, the market value of the notes could decrease

                           It is a condition to the issuance of the notes that
                  they receive the ratings from the rating agencies set forth under the heading "Offered Notes" in this prospectus supplement. A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest and the ultimate repayment of principal of the notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the notes are based primarily on the value of the transferred receivables, the credit enhancement provided and the creditworthiness of the swap counterparty. In the event that the rating initially assigned to any notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

                  Payments on the Class B notes are subordinate to payments on the Class A notes.

                           If you buy Class B notes, your interest payments
                  will be subordinate to interest payments on the Class A notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

                           o You will not receive any interest payments on your Class B notes on any payment date until net swap payments due from the issuer under the Class A interest rate swap and the full amount of interest then payable on the Class A notes, in each case, has been paid in full.

                           o In addition, you will not receive any principal payments on your Class B notes on any payment date until the entire principal balance of the Class A notes has been paid in full.

                           As a result of these features, any decrease in the
                  collateral amount for your series due to charge-offs, dilution or reallocation of principal will reduce payments on the Class B notes before reducing payments on the Class A notes.

                  Payments on the Class C notes are subordinate to payments on the Class A notes and the Class B notes.

                           If you buy Class C notes your interest payments
                  will be subordinate to interest payments on the Class A notes and the Class B notes and your principal payments will be subordinate to principal payments on the Class A notes and Class B notes, as follows:

                           o You will not receive any interest payments on your Class C notes on any payment date until net swap payments due from the issuer under the Class A and Class B interest rate swaps and the full amount of interest then payable on the Class A notes and the Class B notes, in each case, has been paid in full.

                           o In addition, you will not receive any principal payments on your Class C notes on any payment date until the entire principal balance of the Class A notes and the Class B notes has been paid in full.

                           As a result of these features, any decrease in the
                  collateral amount for your series due to charge-offs, dilution or reallocation of principal will reduce payments on the Class C notes before reducing payments on the Class B notes or Class A notes.

                            Receivables Performance

         The tables below contain performance information for the receivables in the bank's portfolio of private label credit card accounts for each of the periods shown. The bank's portfolio of private label credit card accounts includes all private label credit card accounts owned or managed by the bank, including the trust portfolio. The composition of the bank's portfolio is expected to change over time. Because the trust portfolio is only a subset of the bank portfolio, the actual performance of the transferred receivables may be different from that set forth below.

Delinquency and Loss Experience

         The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the bank's portfolio of private label credit card accounts for each of the dates or periods shown. Receivables outstanding includes both principal receivables and finance charge receivables. Average receivables outstanding is the average of the total receivables balances at the beginning of each month in the period indicated.

         We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.


                                         Delinquency Experience
                                         (Dollars in Thousands)

                                              Monthly Periods ended _________, __,
                               -----------------------------------------------------------------------
                                             2003                                    2002
                               -----------------------------------------------------------------------
                                                  Percentage of                          Percentage of
                                                      Total                                  Total
                               Receivables         Receivables        Receivables         Receivables
Receivables Outstanding....
Receivables Delinquent.....
     31-60 Days............
     61-90 Days............
     91 or More Days.......
         Total.............                                 %                                       %









                                                S-16



                                                              December 31,
                            ----------------------------------------------------------------------------------

                                      2002                         2001                          2000
                            -------------------------  --------------------------  ---------------------------
                                          Percentage                  Percentage                  Percentage
                                           of Total                    of Total                    of Total
                            Receivables   Receivables   Receivables   Receivables  Receivables    Receivables
Receivables
 Outstanding...........
Receivables
 Delinquent............
   31-60 Days..........
   61-90 Days..........
   91 or More
    Days..............
    Total...........





                                    December 31,
                            ----------------------------
                                        1999
                            ----------------------------
                                             Percentage
                                              of Total
                            Receivables     Receivables

Receivables
 Outstanding...........
Receivables
 Delinquent............
   31-60 Days..........
   61-90 Days..........
   91 or More
    Days..............
    Total...........

                                  S-17



                                Loss Experience
                            (Dollars in Thousands)

                                                    ___ Monthly Periods
                                                    Ended ________, ___
                                          -----------------------------------------
                                                 2003                  2002
                                          -------------------   -------------------

Average Receivables
 Outstanding...........................
Gross Charge-Offs......................
Recoveries.............................
Net Charge-Offs........................
Net Charge-Offs as a percentage
 of Average Receivables
 Outstanding (annualized)..............




                                                         Fiscal Year
                                 -------------------------------------------------------------
                                  2002             2001              2000             1999
                                 -----------  ---------------  ----------------  -------------

Average
  Receivables
  Outstanding..............
Gross Charge-Offs..........
Recoveries
Net Charge-Offs............
Net Charge-Offs as
  a percentage of
  Average
  Receivables
  Outstanding
  (annualized).............


Revenue Experience

         The gross revenues from finance charges and fees related to accounts in the bank's portfolio of private label credit card accounts for each of the periods shown are set forth in the following table. Fees include late fees and returned check fees. The figures reflected in the following table represent balances before reductions for charge-offs, fraud, customer disputes and other expenses and after reductions for returned merchandise.



                                  S-18

                              Revenue Experience
                            (Dollars in Thousands)

                                           ___ Monthly Periods
                                            Ended _______, __
                                        ---------------------------
                                          2003              2002
                                        ------------  -------------
Average Receivables
  Outstanding....................
Total Finance Charges and
  Fees...........................
Total Finance Charges and
  Fees as a percentage of
  Average Receivables
  Outstanding (annualized).......




                                                                 Fiscal Year
                                      -------------------------------------------------------------
                                          2002            2001             2000              1999
                                      ------------- ---------------- ---------------- -------------

Average Receivables
 Outstanding.....................
Total Finance Charges and
 Fees............................
Total Finance Charges and
 Fees as a percentage of
 Average Receivables
 Outstanding (annualized)........


                              The Trust Portfolio

         The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank's credit card business is contained in the prospectus under the heading "The Bank's Credit Card Activities."

         As of the beginning of the day on _________, 2003:

              o The receivables owned by the trust included $________ of principal receivables and $_________ of finance charge receivables.

              o The accounts designated for the trust portfolio had an average principal receivable balance of $___________ and an average credit limit of $__________.

              o The percentage of the aggregate total receivable balance to the aggregate total credit limit was _____%.

              o  The average age of the accounts was approximately _____ months.




         The following tables summarize the trust portfolio by various criteria as of the beginning of the day on _________ __, 2003. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.

                                          Composition by Retailer
                                              Trust Portfolio

                                                                                            Percentage of
                                                      Percentage of        Principal          Principal
                                        Number of       Number of         Receivables        Receivables
Retailer                                 Accounts        Accounts         Outstanding        Outstanding
--------                                ---------     -------------       -----------       -------------

[_______]............................
[_______]............................
[_______]............................
[_______]............................
[_______]............................




                                       Composition by Account Balance
                                              Trust Portfolio

                                                                                            Percentage of
                                                        Percentage of       Principal         Principal
                                          Number of       Number of        Receivables       Receivables
Account Balance Range                      Accounts        Accounts        Outstanding       Outstanding
---------------------                     ---------     -------------      -----------      --------------

Credit Balance.........................
No Balance.............................
$.01-$100.00...........................
$100.01-$250.00........................
$250.01-$350.00........................
$350.01-$500.00........................
$500.01-$750.00........................
$750.01-$1000.00.......................
$1,000.01-$1,250.00....................
$1,250.01-$1,500.00....................
$1,500.01-$2,000.00....................
$2,000.01-$2,500.00....................
$2,500.01 or more......................
     Total.............................                     100.00%                             100.00%




                                                          S-21

                                       Composition by Credit Limit
                                             Trust Portfolio

                                                                                            Percentage of
                                                        Percentage of       Principal         Principal
                                          Number of       Number of        Receivables       Receivables
Credit Limit Range                        Accounts        Accounts         Outstanding       Outstanding
------------------                        ---------     -------------      -----------      --------------

$0
$.01-$100.00......................
$100.01-$250.00...................
$250.01-$350.00...................
$350.01-$500.00...................
$500.01-$750.00...................
$750.01-$1000.00..................
$1,000.01-$1,250.00...............
$1,250.01-$1,500.00...............
$1,500.01-$2,000.00...............
$2,000.01-$2,500.00...............
$2,500.01 or more.................
     Total........................                          100.00%                            100.00%




                                       Composition by Account Age
                                             Trust Portfolio

                                                                                            Percentage of
                                                        Percentage of       Principal         Principal
                                          Number of       Number of        Receivables       Receivables
Age                                       Accounts        Accounts         Outstanding       Outstanding
---                                       ---------     -------------      -----------      --------------

Not More than 12 Months............
Over 12 Months to 24 Months........
Over 24 Months to 36 Months........
Over 36 Months to 48 Months........
Over 48 Months to 60 Months........
Over 60 Months.....................
     Total.........................                          100.00%                            100.00%



        Cardholders whose accounts are designated for the trust portfolio had billing addresses in all
50 states and the District of Columbia except for __% of the aggregate total principal receivable balance for which cardholders had billing addresses located outside of the United States or the District of
Columbia. Except for the four states listed below, no state accounted for



                                                  S-22


more than 5% of the number of accounts or 5% of the total principal receivables balances as of __________ __, 2003.


                                      Geographic Distribution of Accounts
                                                Trust Portfolio

                                                         [State]    [State]    [State]    [State]
                                                        ---------  ---------  ---------  ---------

% of total number of accounts....................
% of total principal receivables balance.........


                            Maturity Considerations

         Series 2003- will always be in one of three periods--the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes will not receive payments of principal until the expected principal payment date for that class. The expected principal payment date for the Class A notes, the Class B notes and the Class C notes will be the payment date[s] in ___________, [200 ,__________, 200_ and ___________, 200 , respectively]. We expect, but cannot assure you, that the issuer will have sufficient funds to pay the full principal amount of each class of Series 2003- notes on its expected principal payment date. However, if an early amortization event occurs, principal payments for any class may begin prior to the expected principal payment date for that class.

Controlled Accumulation Period

         During the controlled accumulation period, principal allocated to the Series 2003- noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Class A notes, the Class B notes and the Class C notes in full on their expected principal payment date[s]. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for any class of notes will be sufficient to pay in full the outstanding principal amount of the class. If there are not sufficient funds on deposit in the principal accumulation account to pay any class of notes in full on the expected principal payment date for that class, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

         If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next payment date any amount on deposit in the principal accumulation account will be paid:

         o first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

         o then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

         o then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

         In addition, if the outstanding principal balance of the notes has not been paid in full, the issuer will continue to pay principal in the priority noted above to the noteholders on each payment date during the early amortization period until the Series 2003- final maturity date, which is the _____________, 200__ payment date. No principal will be paid on the Class B notes until the Class A notes have been paid in full. No principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full.

Payment Rates

         The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the issuer has funds available to repay the notes on their [respective] expected principal payment date[s]. The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the bank's portfolio of private label credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the bank's portfolio of private label credit card accounts in the periods shown, in each case calculated as a percentage of average total receivables for each month during the periods shown. Payment rates shown in the table are based on amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

         Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in the prospectus under "Risk Factors," we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience for the bank's portfolio of private label credit card accounts described in the following table or that deposits into the principal accumulation account or the distribution account, as applicable, will equal the applicable controlled accumulation amount. The issuer may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amounts on their expected principal payment dates.


                                      Cardholder Monthly Payment Rates

                                            ___ calendar
                                            months ended
                                            _______, ___                       Fiscal Year
                                      -------------------------- --------------------------------------
                                          2003          2002         2001         2000         1999
                                      ------------  ------------ ------------ ------------ ------------

Lowest Month..................
Highest Month.................
Monthly Average...............


         We cannot assure you that the cardholder monthly payment rates for the bank's portfolio or for the trust portfolio in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Reduced Principal Allocations

         The issuer may issue another series of notes as a paired series for Series 2003- . If issued, a paired series may have terms that are different than the terms of Series 2003- and other series. For example, the early amortization events for the paired series may vary from the early amortization events for Series 2003- and may include early amortization events that are unrelated to the status of the bank, us, the issuer or the servicer, such as early amortization events related to the continued availability and rating of the providers of credit enhancement for the paired series. If an early amortization event occurs with respect to the paired series prior to the payment in full of the Series 2003- notes, the allocation percentage used to determine your series' share of principal collections may be reduced, which may delay the final payment of principal for your series.
See "Description of Series Provisions--Paired Series" in this prospectus supplement.

         Even if there is no paired series, at any time prior to the occurrence of an early amortization event for your series we may request a reduction to the allocation percentage used to determine your series' share of principal collections.

         In either case, however, the reduction will only be permitted upon satisfying the following conditions:

         o  written notice delivered to the indenture trustee and the servicer;

         o each rating agency confirms that the reduction will not impair its rating of the Series 2003-notes; and

         o we certify that in our reasonable belief, the reduction will not cause an early amortization event with respect to Series 2003- .

                       Description of Series Provisions

         We have summarized the material terms of the Series 2003- notes below and under "Description of the Notes" in the accompanying prospectus.

General

         The Class A notes, the Class B notes and the Class C notes comprise the Series 2003- notes and will be issued under the indenture, as supplemented by the Series 2003- indenture supplement, in each case between the issuer and the indenture trustee.

         The Series 2003- notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "Description of the Notes -- General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names the Series 2003- notes were registered on the related record date, which will be the last day of the calendar month preceding that payment date.

         [We will apply to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with the Luxembourg listing agent for the notes, [Address] Luxembourg, phone number ( ) , for the status of the listing].

Collateral Amount

         Your notes are secured by collateral consisting of an ownership interest in the transferred receivables. The initial collateral amount for your series will equal $[_____]. The amount of the collateral for your notes, which we call the collateral amount, will thereafter be reduced by:

         (a) all principal collections applied to make principal payments on the Series 2003- notes or to deposit funds into the principal accumulation account for such payments,

         (b) reductions in the excess collateral amount that result from reductions in the required amount of the excess collateral as described under "--Excess Collateral Amount" below, and

         (c) all reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series that have not been reversed.

         The collateral amount cannot be less than zero.

         Reductions described in clause (c) above will be reversed to the extent that finance charge collections are available for that purpose on any subsequent payment date.

Allocation Percentages

         The servicer, on behalf of the issuer, will allocate among the collateral amount for your series, the collateral amount of each other series of notes issued and outstanding, and the Free Equity Amount the following items: the issuer's share of collections of finance charge receivables and principal receivables; the issuer's share of defaulted receivables; and the issuer's share of dilution amounts that are not offset by the Free Equity Amount or reimbursed by us. The issuer's share of the foregoing amounts will be calculated as described in the accompanying prospectus under the caption "The Trust Portfolio."

         On any day, the allocation percentage for your series will be the percentage equivalent--which may not exceed 100%--of a fraction:

         o  the numerator of which is:

                  o for purposes of allocating finance charge collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior Monthly Period (or, in the case of the month during which the closing date occurs, on the closing date); and

                  o for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reset in connection with an early amortization event for a series paired with Series 2003-_ as described below; and

         o  the denominator of which is the greater of:

                  (a) the Aggregate Principal Receivables as of a specified date; and

                  (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.

         The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at all times as follows:

         o  at the end of each Monthly Period;

         o on each date on which additional accounts are designated to the trust portfolio;

         o on each date on which accounts are removed from the trust portfolio in an aggregate amount approximately equal to the collateral amount of any series that has been paid in full;

         o on each date on which there is an increase in the outstanding balance of any variable interest issued by the issuer; and

         o on each date on which a new series of notes or a class of notes relating to a multiple issuance series is issued.

         As discussed in "Maturity Considerations--Reduced Principal Allocations," we may, by written notice delivered to the indenture trustee and the servicer, designate a reduced numerator for allocating principal collections to your series.

Interest Payments

         The Class A notes will accrue interest from and including the closing date through but excluding , 2003, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         The Class B notes will accrue interest from and including the closing date through but excluding , 2003, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         The Class C notes will accrue interest from and including the closing date through but excluding , 2003, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         Each interest period will begin on and include a payment date and end on but exclude the next payment date. However, the first interest period will begin on and include the closing date.

         [For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London business days before that interest period begins and will equal the rate for deposits in United States dollars for a one-month period which appears on the display page currently designated as "Telerate Page 3750" on the Moneyline Telerate Service, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.]

         [The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [____________] or any other telephone number identified in a written notice from the indenture trustee to the Series 2003-noteholders from time to time.]

         Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

         If the issuer does not pay interest as calculated above to any class on a payment date, the amount not paid will be due on the next payment date, together with interest on the overdue amount of regular monthly interest at [2% plus] the interest rate payable on the notes for the applicable class.

Interest Rate Swaps

         To hedge the issuer's interest payment obligations, the issuer will enter into an interest rate swap for each of the Class A, Class B and Class C notes, each covering the period from the closing date through the final maturity date.

         The notional amount of the Class A interest rate swap, the notional amount of the Class B interest rate swap and the notional amount of the Class C interest rate swap for each interest period will be equal to the outstanding principal balance of each of the Class A, Class B and Class C notes, respectively, in each case as of the end of the first day of the related interest period. Under each swap, if one-month LIBOR exceeds a specified fixed rate, the issuer will receive payments from the swap counterparty equal to:

     rate       x      Class A, B or C        x       days in interest period
 differential         principal balance,              -----------------------
                       as applicable                            360
where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuer will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR. The specified fixed rate for the Class A interest rate swap is [ ]% per year. The specified fixed rate for the Class B interest rate swap is [ ]% per year. The specified fixed rate for the Class C interest rate swap is [ ]% per year.

         Any net amounts received by the issuer under the interest rate swaps will be treated as collections of finance charge receivables. Any net amounts payable by the issuer under the Class A interest rate swap will be paid from finance charge collections at the same priority as the interest payments on the Class A notes. Any net amounts payable by the issuer under the Class B interest rate swap will be paid from finance charge collections at the same priority as interest payments on the Class B notes. Any net amounts payable by the issuer under the Class C interest rate swap will be paid from finance charge collections at the same priority as interest payments on the Class C notes, but unlike Class C interest payments they will also have the benefit of reallocated principal collections, if necessary.

         The issuer can only enter into and maintain interest rate swap agreements with counterparties that have debt ratings consistent with the standards of the rating agencies for the notes. If one of these rating agencies withdraws or lowers its rating for a swap counterparty, the servicer may obtain a replacement swap from a counterparty having the required credit ratings. Alternatively, it may enter into some other arrangement satisfactory to the rating agencies for the notes. See "Risk Factors--Default by interest rate swap counterparty or termination of interest rate swap could lead to the commencement of an early amortization period" for a discussion of potential adverse consequences in the event the servicer is unable to obtain a replacement swap or enter into any other satisfactory arrangement.

Interest Rate Swap Counterparty

         [Description of Swap Counterparty]

Principal Payments

         During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 2003- notes will be made on each payment date from the following sources:

         (a) principal collections allocated to your series based on your allocation percentage and required to be deposited into the collection account for your series, less any amounts required to be reallocated to cover interest payments on the Series 2003- notes or servicing fees payments; plus

         (b) any amount on deposit in the excess funding account allocated to your series on that payment date; plus

         (c) any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; plus

         (d) any principal collections from other series that are shared with your series.

Controlled Accumulation Period

         The controlled accumulation period is scheduled to commence on , 200_ and to last [ ] months. However, the issuer may elect to extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under "Description of the Notes--Suspension and Postponement of Controlled Accumulation Period" in the accompanying prospectus. The issuer may elect to postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account is less than [ ] months. In no event will the issuer postpone the beginning of the controlled accumulation period to later than [ ], 200 .

         The issuer will also elect to suspend the controlled accumulation period, subject to the conditions described under "Description of the Notes--Suspension and Postponement of Controlled Accumulation Period" in the accompanying prospectus.

         On each payment date relating to the controlled accumulation period, funds will be deposited in the principal accumulation account in amount equal to the least of:

         (1) funds available for this purpose for your series with respect to that payment date;

         (2) $_____ or, if the commencement of the controlled accumulation is postponed, any higher deposit amount as the issuer may determine is necessary to fully fund the principal accumulation account, plus any amounts required to be deposited to the principal accumulation account on prior payment dates that have not yet been deposited;

         (3) an amount equal to the outstanding principal amount of the notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

         (4)      the collateral amount.

         Any remaining funds not deposited in the principal accumulation account first will be made available to investors in other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under "Description of the Notes--Excess Funding Account" in the accompanying prospectus or distributed to us or our assigns. During the controlled accumulation period, if the excess collateral amount exceeds the required excess collateral amount, the excess collateral amount will be reduced, but not below the required excess collateral amount, by the amount of funds applied as described in the preceding sentence.

         If the early amortization period has not commenced, amounts in the principal accumulation account, up to the outstanding principal balance of the Class A notes, will be paid to the Class A noteholders on the expected principal payment date for Class A. Any remaining amounts, up to the outstanding principal balance of the Class B notes, will be paid to the Class B noteholders on the expected principal payment date for Class B. Any further remaining amounts, up to the outstanding principal balance of the Class C notes, will be paid to the Class C noteholders on the expected principal payment date for Class C.

Early Amortization Period

         On each payment date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2003- for the related Monthly Period in an amount up to the outstanding principal balance of the Class A notes.

         After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for Series 2003- for the related Monthly Period in an amount up to the outstanding principal balance of the Class B notes.

         After payment in full of the outstanding principal balance of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive on each payment date relating to the early amortization period, the remaining available funds for Series 2003- for the related Monthly Period in an amount up to the outstanding principal balance of the Class C notes.

         See "-- Early Amortization Events" below for a discussion of events that might lead to the commencement of the early amortization period.

Subordination

         The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The excess collateral amount is subordinated to all three classes of notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

         Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.

         The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account). In addition, the collateral amount can be applied for the benefit of your series in two other ways:

         o by reallocating principal collections to make interest payments and to pay net swap payments due from the issuer, to pay the fees of the indenture trustee, the Owner Trustee, the trustee for RFS Funding Trust and the administrator for the issuer and the servicing fee for your series, when finance charge collections are not sufficient to make these payments; and

         o to absorb your series' share of defaulted receivables and any uncovered dilution amounts, when finance charge collections are not sufficient to cover these amounts.

         The excess collateral amount provides credit enhancement by absorbing these types of reductions. If the total amount of these latter two types of reductions exceeds the excess collateral amount, then the Class C notes may not be repaid in full. If the total amount exceeds the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total amount exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

         If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

Application of Finance Charge Collections

         We refer to your series' share of finance charge collections, including net investment proceeds transferred from the principal accumulation account, net swap receipts, amounts withdrawn from the reserve account and any available excess finance charge collections from other series, collectively, as finance charge collections. On each payment date, the servicer, on behalf of the issuer, will apply your series' share of finance charge collections for the prior month in the following order:

         (1) to pay, pro rata, the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $[ ], for each month accrued and unpaid fees and other amounts owed to the trustee for RFS Funding Trust up to a maximum amount of $[ ], for each month accrued and unpaid fees and other amounts owed to the Owner Trustee up to a maximum amount of $[ ] and for each month accrued and unpaid fees and other amounts owed to the administrator for the issuer up to a maximum amount of $[ ] for each month;

         (2) to pay, pro rata, interest on the Class A notes, including any overdue interest and additional interest on the overdue interest, and any net swap payments due from the issuer under the Class A interest rate swap;

         (3) to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest, and any net swap payments due from the issuer under the Class B interest rate swap;

         (4) to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not directly paid by the issuer to the servicer during the month);

         (5) to pay interest, pro rata, on the Class C notes, including any overdue interest and additional interest on the overdue interest, and any net swap payments due from the issuer under the Class C interest rate swap;

         (6) an amount equal to your series' share of the defaulted receivables and uncovered dilution, if any, for the related Monthly Period, will be treated as principal collections for the prior Monthly Period;

         (7) an amount equal to any previous reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections in each case not previously reversed will be treated as principal collections for the prior Monthly Period;

         (8) on and after the reserve account funding date, to deposit into the reserve account an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account;

         (9) to deposit into the spread account an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account;

         (10) to make various payments and deposits relating to the interest rate swaps;

         (11) to pay, pro rata, any amounts owed to the indenture trustee, the trustee for RFS Funding Trust, the Owner Trustee and the administrator for the issuer to the extent not paid pursuant to clause (1) above;

         (12) to cover any shortfalls in finance charge collections for other outstanding series in group one; and

         (13) if an early amortization event has occurred, to make principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority.

Reallocation of Principal Collections

         If finance charge collections available to your series are not sufficient to pay the aggregate amount of those payments described in clauses
(1) through (5) under the heading "--Application of Finance Charge Collections" above, then principal collections allocated to your series will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by the amount that was reallocated. The amount of principal collections that will be reallocated on any payment date will not exceed the sum of:

         o  the lesser of:

                  o the excess of (a) the amounts needed to make those payments described in clauses (1) and (2) under the heading "--Application of Finance Charge

                     Collections" above over (b) the amount of finance charge collections available to cover these amounts; and

                  o the excess, if any, of (a) [ ]% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount;

         o  the lesser of:

                  o the excess of (a) the sum of the amounts need to make those payments described in clauses (1) through (4) under the heading "--Application of Finance Charge Collections" above over (b) the amount of finance charge collections available to cover these amounts; and

                  o the excess, if any, of (a) [ ]% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make required interest payments for Class A and any net payments under the Class A interest rate swap on the then-current payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount; and

         o  the lesser of:

                  o the excess of the sum of (a) the sum of the amounts need to make those payments described in clauses (1) through
                     (5) under the heading "--Application of Finance Charge Collections" above over (b) the amount of finance charge collections and amounts withdrawn from the spread account that are available to cover these amounts; and

                  o the excess, if any, of [ ]% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make required interest payments for Class A and Class B and any net payments due under the Class A and B interest rate swaps on the then-current payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount and
                     (2) zero.

Investor Charge-Offs

         A portion of the issuer's share of the defaulted principal receivables in each charged-off account will be allocated to the collateral amount for your series in an amount equal to your series' allocation percentage on the date the account is charged-off. The allocation percentage is described under "--Allocation Percentages" above. The issuer's pro rata share of the defaulted principal receivables will be calculated as described in the accompanying prospectus under the caption "Description of the Notes--General."

         Dilution will also be allocated to the collateral amount for your series in the circumstances described in "Description of the Notes -- Defaulted Receivables; Dilution; Investor Charge-Offs" in the accompanying prospectus. If dilution is allocated among each series for any Monthly Period, your series' share of dilution will equal:

         (1) dilution to be allocated to all series for that Monthly Period, times

         (2) a fraction,

                  o the numerator of which is your series' allocation
                   percentage for purposes of allocating finance charge collections for that Monthly Period, as described under "-- Allocation Percentages" above, and

                  o the denominator of which is the sum of the allocation
                   percentages used by all outstanding series for purposes of allocating finance charge collections;

         provided that, if the allocation percentage for finance charge collections has been reset during that Monthly Period, the fraction described in clause (2) above will be calculated on a weighted average basis for that Monthly Period.

         On each payment date, if the sum of the defaulted principal receivables and any remaining uncovered dilution allocated to the collateral amount for your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted principal receivables and uncovered dilution will be reversed to the extent that finance charge collections are available for that purpose on any subsequent payment date.

Sharing Provisions

         Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series in group one. See "Description of the Notes -- Shared Excess Finance Charge Collections" in the accompanying prospectus.

         Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series if your series is in an early amortization period. See "Description of the Notes -- Shared Principal Collections" and "-- Excess Funding Account" in the accompanying prospectus.

Principal Accumulation Account

         The issuer will establish and maintain a segregated trust account to serve as the principal accumulation account. During the controlled accumulation period, the servicer, on behalf of the issuer, will make deposits to the principal accumulation account as described under "-- Principal Payments" in this prospectus supplement.

         Funds on deposit in the principal accumulation account will be invested to the following payment date by the issuer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related interest period. If, for any payment date, these net investment earnings are less than the sum of:

         (a) the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that payment date and the denominator of which is equal to the outstanding principal balance of the Class A notes on the record date immediately preceding that payment date and (2) the Class A monthly interest payment, plus any net swap payments payable by the issuer under the Class A interest rate swap, minus net swap receipts payable by the swap counterparty under the Class A interest rate swap;

         (b) the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that payment date and the denominator of which is equal to the outstanding principal balance of the Class B notes on the record date immediately preceding that payment date and (2) the Class B monthly interest payment, plus any net swap payments payable by the issuer under the Class B interest rate swap, minus net swap receipts payable by the swap counterparty under the Class B interest rate swap;

         (c) the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes and Class B notes on the record date immediately preceding that payment date and the denominator of which is equal to the outstanding principal balance of the Class C notes on the record date immediately preceding that payment date and (2) the Class C monthly interest payment, plus any net swap payments payable by the issuer under the Class C interest rate swap, minus net swap receipts payable by the swap counterparty under the Class C interest rate swap;

then the issuer will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

Excess Collateral Amount

         An excess collateral amount provides credit enhancement for your series. The initial excess collateral amount will be $[ ], which equals [ ]% of the initial collateral amount.

         On each payment date during the controlled accumulation period, the excess collateral amount will be decreased by the amount of funds that are available, but not required, to be deposited into the principal accumulation account on that payment date. However, no such reduction will be permitted to reduce the excess collateral amount below the required excess collateral amount. See "Description of Series Provisions--Controlled Accumulation Period" in this prospectus supplement and under "Credit Enhancement--Excess Collateral Amount" in the accompanying prospectus.

         The required excess collateral amount for your series on any day is currently equal to [____]% of the total collateral amount on that day. However, a percentage lower than [___]% may be used to calculate the required excess collateral amount in the future if each rating agency we designate for the Series 2003- notes confirms that the use of a lower percentage will not impair its ratings of the notes. In addition:

         (a) except as provided in clause (c), the required excess collateral amount will never be less than [ ]% of the initial collateral amount,

         (b) except as provided in clause (c), the required excess collateral amount will not reduce during an early amortization period, and

         (c) the required excess collateral amount will never exceed the aggregate outstanding principal amount of the notes, minus the balances on deposit in the principal accumulation account.

Reserve Account

         The issuer will establish and maintain a segregated account to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first payment date with respect to the early amortization period. On each payment date from and after the reserve account funding date, but prior to the termination of the reserve account, the issuer will apply finance charge collections available to your series to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

         Unless each rating agency confirms that the postponement of the reserve account funding date will not impair its rating of the Series 2003-notes, the reserve account funding date will be a date selected by the servicer, on behalf of the issuer, that is not later than the payment date with respect to the Monthly Period which commences [_____] months prior to the commencement of the controlled accumulation period.

         The required reserve account amount for any payment date on or after the reserve account funding date will be equal to (a) [___]% of the outstanding principal balance of the notes or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any class of the Series 2003- notes and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 2003- .

         On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the issuer will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

         All amounts on deposit in the reserve account on any payment date--after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date--will be invested to the following payment date by the issuer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.
         On or before each payment date with respect to the controlled accumulation period and on or before the first payment date with respect to the early amortization period, the issuer will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

         (1) the amount then on deposit in the reserve account with respect to that payment date; and

         (2) the amount of the shortfall described under "--Principal Accumulation Account" above.

Amounts withdrawn from the reserve account on any payment date will be included as finance charge collections available to your series for that payment date.

         The reserve account will be terminated upon the earliest to occur of:

         (1) the first payment date for the early amortization period;

         (2) the expected principal payment date for the Class C notes; and

         (3) the termination of the trust.

         Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

Spread Account

         The issuer will establish and maintain as a segregated account primarily for the benefit of the Class C noteholders to serve as the spread account. Amounts on deposit in the spread account will be used as described below under "--Spread Account Distributions."

         The spread account initially will not be funded, but will be funded up to the required spread account amount on each payment date from finance charge collections allocated to your series to the extent available for that purpose.

         The required spread account amount will be determined on each payment date as the product of:

         (a) the spread account percentage determined in accordance with the table below for that date of determination; and

         (b)      (1) during the revolving period, the collateral amount; or

                  (2) during the controlled accumulation period or early
                      amortization period, the collateral amount as of the last day of the revolving period; provided that after the occurrence of an event of default and acceleration of the Series 2003- notes, the required spread account amount for any payment date will equal the outstanding principal balance of the Series 2003- notes, after taking into account any payments to be made on that payment date. Prior to the occurrence of an event of default and acceleration of the Series 2003- notes, the required spread account amount will never exceed the outstanding principal balance of the Class C notes after taking into account any payments to be made on that payment date.

                  The spread account percentage will be determined as follows:

                  If the Quarterly Excess                     then, the spread
                   Spread Percentage is                       account Percentage
                  greater than or equal to:  and  less than:    will equal:
                  -------------------------       ----------  ------------------
                             [--]%                    --                0
                             [--]%                   [--]%           [--]%
                             [--]%                   [--]%           [--]%
                             [--]%                   [--]%           [--]%
                              --                     [--]%           [--]%

If an early amortization event with respect to Series 2003- has occurred, the spread account percentage will equal [--]% and may not be subsequently reduced.

         Funds on deposit in the spread account will be invested by the issuer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be distributed to the issuer. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

Spread Account Distributions

         On or before each payment date, the issuer will withdraw from the spread account, and deposit in the distribution account for payment to the Class C noteholders and the swap counterparty under the Class C interest rate swap an amount equal to the lesser of:

         (1) the amount on deposit in the spread account with respect to that payment date; and

         (2) the shortfall, if any, in the amount of finance charge collections that are available to cover the interest payable on the Class C notes and any net payments due under the Class C interest rate swap.

         Unless an early amortization event occurs, the issuer will withdraw from the spread account and deposit in the collection account for distribution to the Class C noteholders on the expected principal payment date for the Class C notes an amount equal to the lesser of:

         (1) the amount on deposit in the spread account after application of any amounts as set forth in the immediately preceding paragraph; and

         (2) the outstanding principal balance of the Class C notes after the application of any amounts on that payment date.

Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the second preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first payment date on which the outstanding principal amount of the Class A and Class B notes has been paid in full.

         In addition, on any day after the occurrence of an event of default with respect to Series 2003- and the acceleration of the maturity date, the issuer will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C, Class A and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

Paired Series

         Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a paired series. See "Description of the Notes--Paired Series" in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under "Description of the Notes--New Issuances of Notes" in the accompanying prospectus.

         We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 2003- noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of an early amortization event for a paired series, but not below the collateral amount as of the last day of the revolving period for the paired series. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.


Early Amortization Events

         An early amortization event may occur for the Series 2003- notes upon the occurrence of any of the following events:

         (a) our failure (1) to make any payment or deposit on the date required to be made under the trust receivables purchase agreement or the transfer agreement within the applicable grace period which shall not exceed 5 days or (2) to observe or perform in any material respect its other covenants or agreements set forth in the trust receivables purchase agreement or the transfer agreement which failure has a material adverse effect on the Series 2003- noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;

         (b) any representation or warranty made by us in the trust receivables purchase agreement or the transfer agreement or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continues to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

         (c) our failure to convey receivables in additional accounts or participations to the trust when required to do so;

         (d) any material servicer default after giving effect to applicable grace periods;

         (e) the average of the Portfolio Yields for any 3 consecutive Monthly Periods is less than the average of the Base Rates for the same Monthly Periods;

         (f) the outstanding principal balance of the Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

         (g) specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

         (h) we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us;

         (i) RFS Funding Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (j) an event of default for Series 2003- and an acceleration of the maturity of the Series 2003- notes occurs under the indenture.

         In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2003- noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2003- notes, by written notice to us, with a copy to the servicer and, if notice is given by the Series 2003- noteholders, the indenture trustee, declare that an early amortization event has occurred with respect to the Series 2003- notes as of the date of the notice.

         In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j) an early amortization event with respect to only the Series 2003- notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2003- noteholders immediately upon the occurrence of the event.

         On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

         See "Description of the Notes -- Early Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Events of Default

         The events of default for Series 2003- , as well as the rights and remedies available to the indenture trustee and the Series 2003- noteholders when an event of default occurs, are described under "The Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

         In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2003- notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2003- occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2003- notes may declare the Series 2003- notes to be immediately due and payable. If the Series 2003- notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

Servicing Compensation and Payment of Expenses

         The servicing fee rate for your series is 2% per year. Your series' share of the servicing fee for each month will be calculated as described under "Description of the Notes--Servicing

Compensation and Payment of Expenses" in the accompanying prospectus. However, the monthly servicing fee allocable to your series for the first payment date will equal $[_____].

                                 Underwriting

         Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                      Principal Amount of
   Class A Underwriters                                  Class A Notes
   --------------------
                                                  $
                                                  ----
                Total.......................      $
                                                  ====

                                                      Principal Amount of
   Class B Underwriters                                  Class B Notes
   --------------------
                                                  $
                                                  ----
                Total.......................      $
                                                  ====

                                                      Principal Amount of
   Class C Underwriters                                  Class C Notes
   --------------------
                                                  $
                                                  ----
                Total.......................      $
                                                  ====

In the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

         The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[_____].


                                  Class A         Class B         Class C
                                   Notes           Notes           Notes
                                   -----           -----           -----

  Concessions...............                %               %               %
  Reallowances..............                %               %               %


The underwriters will be compensated as set forth in the following table:

                              Underwriters'        Amount
                              Discounts and      per $1,000
                               Commissions      of Principal     Total Amount
                              -------------     ------------     ------------

Class A Notes                             %      $               $

Class B Notes                             %      $               $

Class C Notes                             %      $               $

  Total Class A, Class B
  and Class C Notes                                              $
                                                                 ============


         Each underwriter has represented and agreed that:

         (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom:

         (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the transferor or the issuer; and

         (c) it has not offered or sold and, prior to the date which is six months after the date of issue of the notes will not offer or sell any note to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Regulations.

         We will indemnify the underwriters for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities as described in the underwriting agreement.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering.

Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

         In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

                                 Legal Matters

         Certain legal matters relating to the issuance of the Series 2003-notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2003- notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Certain legal matters relating to the issuance of the Series 2003- notes will be passed upon for the underwriters by [_______________________].

                  Glossary of Terms for Prospectus Supplement

         "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

         o the numerator of which is the sum of (a) the interest due on the Series 2003- notes, (b) the monthly servicing fee rate for your series and (c) any net swap payments due from the issuer on the following payment date; and

         o the denominator of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that Monthly Period.

         "Excess Spread Percentage" means, for any Monthly Period, a percentage equal to the Portfolio Yield for such Monthly Period, minus the Base Rate for such Monthly Period.

         "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

         o the numerator of which is the amount of finance charge collections allocated to your series, including net investment earnings, amounts withdrawn from the reserve account and net swap receipts treated as finance charge collections, but excluding excess finance charge collections allocated to your series, minus the amount of defaulted receivables allocated to your series for that Monthly Period; and

         o the denominator of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that Monthly Period.

         "Quarterly Average Excess Spread Percentage" means, for any payment date, the percentage determined as follows:

            For the [Month 1]          The Excess Spread Percentage for the
            2003 payment date:              [Month 1] 2003 payment date

            For the [Month 2]      The sum of the Excess Spread Percentage for
            2003 payment date:      the [Month 1] 2003 payment date,
                                    plus the Excess Spread Percentage for the
                                       [Month 2] 2003 payment date
                                   -------------------------------------------
                                                      2

            For each following     The sum of the Excess Spread Percentages for
                payment date:           the then-current payment date and
                                          the two prior payment dates
                                   -------------------------------------------
                                                      3

`



                                                                                                         Annex I

                 Other Series of Notes Issued and Outstanding

         The principal characteristics of the other outstanding series of notes previously issued by the issuer are set forth in the table below. All of the outstanding series of notes and investor certificates are in group
[___]. For more specific information with respect to any series of notes, any prospective investor should contact us at ([ ]) [ - ].

[I. Series 2003-
Series 2003 - initial note principal amount....................................$
Initial Class A note principal amount..........................................$
Initial Class B note principal amount..........................................$
Initial Class C note principal amount..........................................$
Initial cash collateral account balance........................................$
Class A interest rate..........................................  [one-month LIBOR plus]    % per annum
Class B  interest rate.........................................  [one-month LIBOR plus]    % per annum
Class C interest rate..........................................  [one-month LIBOR plus]    % per annum
[Controlled accumulation amount...............................................................................$ ]
[Expected principal payment date................................................................[ ] payment date]
Annual servicing fee percentage....................................................................2.0% per annum
[Enhancement for the Class A notes........subordination of Class B and Class C notes and cash collateral account]
[Enhancement for the Class B notes....................subordination of Class C notes and cash collateral account]
[Enhancement for the Class C notes....................................spread account and cash collateral account]
Series 2003- termination date........................................................... ........[ ] payment date
Group................................................................................... ................[      ]
Series issuance date.................................................................... ....             , 2003]
Required retained transfer percentage for 2003-......................................... ........................








                                                                                                      Annex II

                     Other Beneficial Interests Issued by
                               RFS Funding Trust

1.  Undivided interest securing loan to RFS Funding Trust
Principal amount on Series 200_ - _ closing date............................... $
Interest rate.................................................................. variable, commercial paper based
Expected final payment date.................................................... [               ]
Issuance date.................................................................. [               ]





                   GE Capital Credit Card Master Note Trust
                                    Issuer

RFS Holding, L.L.C.                        Monogram Credit Card Bank of Georgia
    Transferor                                            Servicer

                                 Series 2003-

                                       $
               Class A [Floating Rate] [___%] Asset Backed Notes

                                       $
               Class B [Floating Rate] [___%] Asset Backed Notes

                                       $
               Class C [Floating Rate] [___%] Asset Backed Notes



                             Prospectus Supplement


                       Underwriters of the Class A notes

                       Underwriters of the Class B notes

                       Underwriters of the Class C notes

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until ____, 2003.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Subject to Completion dated ________, 2003

                                   Prospectus

                    GE Capital Credit Card Master Note Trust

                                     Issuer

RFS Holding, L.L.C.                        Monogram Credit Card Bank of Georgia
    Transferor                                           Servicer
                               Asset Backed Notes

The Issuer --
     o may periodically issue asset backed notes in one or more series with one or more classes; and
     o   will own a direct or indirect interest in --
         o receivables generated from or derived from a portfolio of private label revolving credit card accounts owned by Monogram Credit Card Bank of Georgia;
         o    payments due on those receivables; and
         o other property described in this prospectus and in the accompanying prospectus supplement.

The Notes --
     o   will be secured by, and paid only from, the assets of the issuer;
     o offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
     o   may have one or more forms of credit enhancement; and
     o will be issued as part of a designated series which may include one or more classes of notes.
-------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page 3 in this prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are obligations of GE Capital Credit Card Master Note Trust only and are not obligations of RFS Holding, L.L.C., RFS Funding Trust,
Monogram Credit Card Bank of Georgia or any other person.
This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.
-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                               __________, 2003

              Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement

         We (RFS Holding, L.L.C.) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

         o    the terms, including interest rates, for each class;

         o    the timing of interest and principal payments;

         o    information about credit enhancement, if any, for each class;

         o    the ratings for each class being offered;

         o    the method for selling the notes; and

         o    information about the receivables.

         If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

         We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                                                    Page

SUMMARY:  OVERVIEW OF TRANSACTIONS....................................1

Risk Factors..........................................................3

    An adverse determination in litigation relating to
        the bank could reduce yield on the trust accounts.............3

    Some liens may be given priority over your notes,
        which could cause delayed or reduced payments.................4

    Regulatory action could cause delays or reductions
        in payment of your notes......................................4

    If we became a debtor in a bankruptcy case, delays or
        reductions in payment of your notes could occur...............6

    Commingling of payments could cause delays or reductions
        in payment of your notes......................................7

    The bank may change the terms and conditions of
        the accounts in a way that reduces collections................7

    Charged-off receivables or uncovered dilution could reduce payments to you...............................................7

    Current  and proposed regulation and legislation relating
        to consumer protection laws may impede collection
        efforts or reduce collections.................................9

    Limited remedies for breaches of representations
        could reduce or delay payments................................9

    Payment and origination patterns of receivables and
        operations of retailers could reduce collections.............10

    Recharacterization of principal receivables would reduce
        principal receivables and may require the addition of
        new receivables..............................................11

    The note interest rate and the receivables interest
        rate may re-set at different times, resulting in reduced
        or early payments to you.....................................12

    We may assign our obligations as transferor and the
        bank may assign its obligations as servicer..................12

                                TABLE OF CONTENTS
                                  (continued)
                                                                    Page

    Default by a counterparty to a derivative contract or
        termination of a derivative contract could lead to the
        commencement of an early amortization period.................13

    Changes  in payment patterns and credit card usage result
        from a variety of economic, competitive, social and
        legal factors................................................13

    Issuance of additional notes may affect the timing and amount of payments to you...........................................14

    Addition of credit card accounts to the trust may decrease the credit quality of the assets securing the repayment
        of your notes.  If this occurs, your receipt of payments
        of principal and interest may be reduced, delayed or
        accelerated..................................................14

    Acts of terrorism and related military actions could
        adversely affect the timing or amount of payments
        on your notes................................................15

IMPORTANT PARTIES....................................................16

    The Issuer.......................................................16

    RFS Holding, L.L.C...............................................16

    RFS Funding Trust................................................16

GENERAL ELECTRIC CAPITAL CORPORATION.................................17

    Monogram Credit Card Bank of Georgia.............................18

THE BANK'S CREDIT CARD ACTIVITIES....................................19

    Account Origination..............................................20

    Marketing Programs...............................................21

    Underwriting Process.............................................21

SERVICING OF ACCOUNTS................................................22

         Account Terms...............................................23

         Delinquency and Collections Procedures......................23

         Description of First Data Resources, Inc....................24

THE TRUST PORTFOLIO..................................................25

USE OF PROCEEDS......................................................27

DESCRIPTION OF THE NOTES.............................................27

         General.....................................................28

         Book-Entry Registration.....................................29

         Definitive Notes............................................32

         Interest Payments...........................................33

         Principal Payments..........................................34

         Suspension and Postponement of Controlled
                Accumulation Period..................................35

         Transfer and Assignment of Receivables......................37

         Multiple Issuance Series....................................38

         New Issuances of Notes......................................39

         Representations and Warranties..............................40

         Addition of Trust Assets....................................44

                                TABLE OF CONTENTS
                                  (continued)

                                                                   Page

         Removal of Accounts.........................................46

         Discount Option.............................................47

         Servicing Procedures........................................48

         Trust Accounts..............................................48

         Funding Period..............................................49

         Application of Collections..................................50

         Shared Excess Finance Charge Collections....................51

         Shared Principal Collections................................51

         Excess Funding Account......................................52

         Defaulted Receivables; Dilution; Investor Charge-Offs.......52

         Final Payment of Principal..................................53

         Paired Series...............................................53

         Early Amortization Events...................................54

         Matters Regarding the Transferor............................55

         Servicing Compensation and Payment of Expenses..............56

         Matters Regarding the Servicer..............................57

         Servicer's Representations and Warranties...................58

         Servicer Default............................................59

         Reports to Noteholders......................................61

         Evidence as to Compliance...................................62

         Amendments..................................................63

THE INDENTURE........................................................65

         Events of Default; Rights upon Event of Default.............65

         Covenants...................................................69

         Modification of the Indenture...............................71

         Annual Compliance Statement.................................73

         Indenture Trustee's Annual Report...........................73

         List of Noteholders.........................................73

         Satisfaction and Discharge of Indenture.....................74

         The Indenture Trustee.......................................74

         Matters Regarding the Administrator.........................74

TRUST AGREEMENT FOR RFS FUNDING TRUST................................75

         New Issuances of Investor Certificates......................75

         Amendments..................................................76

CREDIT ENHANCEMENT...................................................76

         General.....................................................76

         Subordination...............................................78

         Letter of Credit............................................78

         Cash Collateral Guaranty, Cash Collateral Account
                or Excess Collateral.................................78

         Surety Bond or Insurance Policy.............................79

         Spread Account..............................................80

         Reserve Account.............................................80

         Description of the Bank Receivables Sale Agreement..........80

         Sale of Receivables.........................................80

         Representations and Warranties..............................81

         Covenants...................................................82

         Amendments..................................................83

                                TABLE OF CONTENTS
                                  (continued)

                                                                   Page


         Termination.................................................83

NOTE RATINGS.........................................................83

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES............................84

         Transfer of Receivables.....................................84

         Conservatorship and Receivership............................85

         Classification of FASITs....................................89

         Tax Consequences to Holder of the Notes.....................90

         Special Rules for FASIT High-Yield Regular Interests........92

         Pass-through Entities Holding Notes.........................93

         Prohibited Transactions and Other Taxes.....................94

         Termination of the RFS FASIT................................94

STATE TAX CONSEQUENCES...............................................94

ERISA CONSIDERATIONS.................................................94

PLAN OF DISTRIBUTION.................................................96

REPORTS TO NOTEHOLDERS...............................................97

WHERE YOU CAN FIND MORE INFORMATION..................................97

GLOSSARY OF TERMS FOR PROSPECTUS.....................................98

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.........1

         Initial Settlement...........................................1

         Secondary Market Trading.....................................2

         Certain U.S. Federal Income Tax Documentation Requirements...3

                      Summary: Overview of Transactions

 ___________                 ___________                 ___________                     _______
|           |               |           |               |           |                   /       \
|           |         |\    |           |         |\    |           |         |\       /         \          |\
| Monogram  |---------  \   |    RFS    |---------  \   |    RFS    |---------  \     / GE Capital\---------  \
|Credit Card|            \  |  Holding  |            \  |  Funding  |   Note     \   / Credit Card \           \
|  Bank of  |Receivables  } |    LLC    |Receivables  } |   Trust   |   Trust     } (  Master Note  ) Notes     }
|  Georgia  |            /  |           |            /  |           |Certificate /   \    Trust    /           /
|           |---------  /   |           |---------  /   |           |---------  /     \           /---------  /
|___________|         |/    |___________|         |/    |___________|         |/       \_________/          |/


Each series of notes will be issued by GE Capital Credit Card Master Note Trust and will include one or more classes of notes constituting debt of the issuer. Each series and class may differ as to timing and priority of payments, interest rates, amount of payments in respect of principal or interest and credit enhancement. We, RFS Holding, L.L.C., will disclose the details of the timing and priority of payments and other matters in a prospectus supplement.

Initially, the primary asset of the issuer will be a note trust certificate that RFS Funding Trust will issue to us, and we will transfer to the issuer. The note trust certificate represents a beneficial ownership interest in a designated pool of the credit card receivables that are owned by RFS Funding Trust and other related designated assets of RFS Funding Trust. We refer to the receivables in which the note trust certificate represents a beneficial ownership interest as the transferred receivables.

Monogram Credit Card Bank of Georgia is the originator of the transferred receivables. The bank sells receivables to us, and we, in turn, transfer the receivables to RFS Funding Trust.

The transferred receivables arise in eligible accounts designated by the bank from a number of retailer programs in its portfolio of private label credit card accounts. The bank may, from time to time, designate additional eligible accounts, and we will buy the receivables arising in those accounts from the bank and transfer them to RFS Funding Trust. Once an account has been designated, all new receivables generated in that account will be automatically sold to us and transferred to RFS Funding Trust. The bank continues to own the designated accounts, and has been hired to service the transferred receivables. The total amount of transferred receivables will fluctuate daily as new transferred receivables are generated and payments are received on existing transferred receivables.

RFS Funding Trust has obtained a loan that is secured by an undivided beneficial ownership interest in the transferred receivables, as well as the collections on other credit card receivables held by RFS Funding Trust that are not transferred receivables. After the RFS Funding Trust loan has been retired, RFS Funding Trust will terminate, at which time the transferred receivables remaining in RFS Funding Trust will be transferred to the issuer and held directly by the issuer. Thereafter, we will transfer newly arising receivables that we purchase from the bank directly to the issuer. References to the transferred receivables in this prospectus and the prospectus supplement also include any receivables that we may transfer directly to the issuer in the future. We refer to the entity--either RFS Funding Trust or the issuer--that holds the transferred receivables at any given time as the trust.

Deutsche Bank Trust Company Delaware is the trustee for RFS Funding Trust [and [___________] will act as indenture trustee for the issuer]. The issuer will grant a security interest in its assets--including the note trust certificate or, if RFS Funding Trust has terminated, the transferred receivables--to the indenture trustee for the benefit of the noteholders.

                                 Risk Factors

         The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

                An adverse determination in litigation relating to the bank could reduce yield on the trust accounts.

                         The bank is a defendant in a class action lawsuit
                in which the plaintiffs have alleged that certain interest and fees charged to customers in Louisiana by the bank exceed the amounts permitted by applicable law. (Heaton v. Monogram Credit Card Bank of Georgia, 297 F.3d 416 (5th Cir.
                2002) (reversing lower court's denial of FDIC's motion to intervene)). Specifically, the plaintiffs have argued that the bank is not a "state bank" under the portion of the Federal Deposit Insurance Act that entitles state banks to export interest rates under federal law--that is, to charge customers who are not residents of the state where the bank is chartered interest rates and certain fees that are lawful in the state where the bank is chartered, even though those rates and fees may exceed the limitations provided under the laws of the states in which those customers reside. The bank believes that it is a state bank under the applicable federal statute that allows state banks to export interest rates. The bank intends to continue to defend its position in court. However, if a court did hold that the bank was not a state bank for purposes of the applicable federal statute, certain interest and fees charged by the bank to customers residing outside of the State of Georgia might be unlawful and the bank might be required to refund to class members any unlawfully collected amounts and to reduce the finance charges and other fees that the bank charges customers in Louisiana and elsewhere. A reduction in finance charges and fees would reduce the yield for the trust portfolio and could result in an early amortization event for your series and could result in the early payment of your notes. A reduction in finance charges and fees on the accounts would also reduce the amount of collections available to pay interest on your notes. In addition, some state laws authorize banks charging excess interest to be penalized by being required to refund all interest previously charged or multiples of that amount. Such penalties could augment the ill effects of a determination that the bank was charging excess interest because it was never legitimately determined to be a state bank.

                Some liens may be given priority over your notes, which could cause delayed or reduced payments.

                         We and the bank account for our respective
                transfers of the receivables as sales. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest in the receivables. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest in the receivables, either directly or through RFS Funding Trust.

                         If a court were to conclude that the trust has only
                a security interest in the receivables, a tax or governmental lien or other lien imposed under applicable state or federal law without consent on our property or the bank's property arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer if (a) insolvency proceedings were commenced by or against the servicer or (b) a twenty-day period were to elapse after receipt by the servicer of collections that have been commingled with other funds. If any of these events were to occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Notes--Representations and Warranties" in this prospectus.

                Regulatory action could cause delays or reductions in payment of your notes.

                         If the bank were to become insolvent, the FDIC
                could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs.

                         The FDIC has adopted a rule stating that, if
                certain conditions are met, the FDIC will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made before the repeal or amendment.

                         We have structured the issuance of the notes with
                the intention that the transfers of the receivables by the bank would have the benefit of this rule. If the FDIC were to assert that the rule does not apply to these transfers of receivables or that these transactions do not comply with certain banking laws, however, payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced. Furthermore, if the FDIC were successful, the FDIC could:

                         o require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes;

                         o obtain a stay of any actions by any of those parties to enforce the transaction documents against the bank; or

                         o repudiate the transaction documents and limit the affected parties' claims to their "actual direct compensatory damages" (as defined in the statute that governs the FDIC's authority and actions as a receiver or conservator).

                If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

                         If a conservator or receiver were appointed for the
                bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. In addition, the conservator or receiver may have the power:

                    |X| to prevent either the indenture trustee or the noteholders from appointing a new servicer;

                    |X| to direct the servicer to stop servicing the receivables; or

                    |X| to increase the amount or the priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the transferred receivables.

                See "Material Legal Aspects of the Receivables--
                Conservatorship, Receivership and Bankruptcy" in this prospectus.

                         In addition, at any time, if the FDIC were to
                conclude that an obligation of the bank under the agreement governing the transfer of receivables to us or the servicing agreement were an unsafe or unsound practice or violated any law, rule or regulation applicable to the bank, the FDIC could order the bank to rescind or amend the terms of such obligation. see "Material Legal Aspects of the Receivables--Certain Regulatory Matters" in this prospectus.

                If we became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.

                         We are a bankruptcy remote affiliate of the bank,
                and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, a court could conclude that we effectively still own the transferred receivables. This could happen if a court presiding over our bankruptcy were to conclude either that the transfers referred to above were not "true sales" or that we and the trust should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

                         o the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

                         o tax or government liens on our property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

                         o the fact that the trust might not have a perfected security interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See "Description of the Notes--Application of Collections" in this prospectus for a description of the time the servicer is allowed to commingle collections with its funds.

                Commingling of payments could cause delays or reductions in payment of your notes.

                         So long as General Electric Capital Corporation
                continues to guarantee the bank's servicing obligations and retains credit ratings that satisfy rating agency requirements, and there exists no servicer default, collections on the transferred receivables will not be required to be deposited into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be held by the servicer and invested at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds or did not for any reason remit such funds, you might experience delays in payments on your notes or might incur a loss.

                The bank may change the terms and conditions of the accounts in a way that reduces collections.

                         The bank transfers the receivables but continues to
                own the credit card accounts. As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law, market conditions or other reasons. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns. Payments to you could be accelerated, delayed or reduced as a result of these changes. Changes could also cause a reduction in the credit ratings on your notes.

                Charged-off receivables or uncovered dilution could reduce payments to you.

                         The primary risk associated with extending credit
                to the bank's customers under its private label credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer's account balance being charged-off as uncollectible. The bank relies principally on the customer's creditworthiness for repayment of the account and usually has no other recourse for collection. In certain circumstances, the bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

                         In addition to being affected by general economic
                conditions and the success of the servicer's collection and recovery efforts, the trust's delinquency and net credit card receivable charge-off rates are affected by the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase as the average age of accounts in a credit card portfolio increases. The servicer, on behalf of the trust, will charge-off the receivables arising in accounts designated to the trust in accordance with the trust's collection policies if the receivables become uncollectible. The collateral securing your notes will be allocated a portion of these charged-off receivables. See "Description of Series Provisions-- Allocation Percentages" and "--Investor Charge-Offs" in the accompanying prospectus supplement.

                         Unlike charged-off receivables, reductions in the
                receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant, called dilution, are typically absorbed by reductions in our interest in the trust, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to the collateral securing your notes. However, to the extent our interest is insufficient to cover dilution for any monthly period and we then default in our obligation to compensate the trust for these reductions, the collateral securing your notes will be allocated a portion of the uncovered dilution.

                         If the amount of charged-off receivables and any
                uncovered dilution allocated to the collateral securing your notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions--Investor Charge-Offs" in the accompanying prospectus supplement and "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

                Current and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections.

                         Various federal and state consumer protection laws
                regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank's products and services, require specified disclosures to consumers, or require that the bank maintain certain qualifications and minimum capital levels. In some cases, the precise application of these statutes and regulations is not clear. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities on behalf of the trust. The failure to comply with, or adverse changes in, these laws or regulations or adverse changes in their interpretation, could make it more difficult to collect payments on the receivables or reduce the finance charges and other fees that can be charged, resulting in reduced collections.

                         Receivables that do not comply with consumer
                protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be charged-off as uncollectible. See "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

                Limited remedies for breaches of representations could reduce or delay payments.

                         When we transfer the receivables to the trust, we
                make representations and warranties relating to the validity and enforceability of the transferred receivables, and as to the perfection and priority of the trust's interest in the receivables. However, none of the trustee for RFS Funding Trust, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

                         A representation or warranty relating to the
                receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must, if requested, accept reassignment of the receivables affected by the violation. See "Description of the Notes--Representations and Warranties" in this prospectus.

                Payment and origination patterns of receivables and operations of retailers could reduce collections.

                         The receivables transferred to the trust may be
                paid at any time. Patterns of cardholder payments or defaults on credit card balances may be affected by a variety of economic factors, including interest rates and the availability of alternative financing, most of which are not within the bank's control. A decrease in interest rates could cause cardholder prepayments to increase. We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of an early amortization event for one or more series and the commencement of the early amortization period for each of those series. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charge rates can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period, respectively, in which case payments to you could be delayed and you may not be repaid in full by the expected principal payment date for your class of notes. See "Maturity Considerations" in the accompanying prospectus supplement.

                         The bank's ability to generate new receivables is
                completely dependent upon sales at or through the retailers. The retailing industry is intensely competitive. Generally, the retailers compete not only with other retailers and department stores in the geographic areas in which they operate, but also with numerous other types of retail outlets, including catalog and internet sales businesses. We cannot assure you that the retailers will continue to generate receivables at the same rate as in prior years. Also, if a retailer were to close some or all of its stores or otherwise stop honoring the related credit cards, the loss of utility of the affected credit cards could reduce the cardholders' incentive to pay their outstanding balances.

                         The bank's ability to generate new receivables is
                also dependent upon its ability to compete in the current industry environment. Because the retailers generally accept most major credit cards, not all sales made on credit at the retailers will generate receivables that will be transferred to the trust. We cannot guaranty that credit card sales under the bank's proprietary card programs will not decline as a percentage of total credit card sales by the retailers.

                         In addition, the bank operates its private label
                credit card programs with various retailers under agreements, some of which may expire while your notes are outstanding. Also, the agreements generally permit retailers to discontinue the program prior to the termination date if the bank materially breaches its obligations under the agreement, subject to any cure rights the bank may have under the agreement. If the bank were unable to adequately perform its obligations, or a retailer were otherwise to assert that the bank was not adequately performing, then one or more of the programs could be terminated, leading to a reduction in the generation of receivables.

                Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.

                         As described under "Description of the
                Notes--Discount Option" in this prospectus, we may designate a portion of some or all transferred receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of transferred principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into early amortization.

                The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.

                         Some accounts have finance charges assessed at a
                variable rate based on a designated index, which rate may or may not be subject to a specified floor. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

                We may assign our obligations as transferor and the bank may assign its obligations as servicer.

                         Either we or the bank may transfer our rights and
                obligations in our respective capacities as transferor or servicer to one or more entities without noteholders' consent so long as specific conditions are satisfied. See "Description of the Notes--Matters Regarding the Transferor" and "--Matters Regarding the Servicer" in this prospectus. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the trust agreement for RFS Funding Trust, the transfer agreement or the servicing agreement, other than those liabilities that arose prior to the transfer.

                Default by a counterparty to a derivative contract or termination of a derivative contract could lead to the commencement of an early amortization period.

                         If specified in the prospectus supplement for your
                series, the issuer may enter into one or more derivative contracts for the benefit of your series. Derivative contracts include interest rate swaps, currency swaps, credit swaps, interest rate caps or interest rate floors.

                         If a counterparty to a derivative contract for your
                series does not make a required payment, the issuer will have less funds available to make payments on your notes. This could cause delays or reductions in the amount of interest or principal paid to you. The failure of a counterparty to make a required payment may also, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

                         If any derivative contract for your series were to
                terminate, the issuer might not be able to enter into a replacement derivative contract. For example, a derivative contract may terminate if the counterparty is downgraded or if the counterparty defaults on its obligations. The early termination of a derivative contract may, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period if the issuer does not enter into a replacement derivative contract. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

                Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors.

                         Economic factors include the rate of inflation,
                unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders' actions. Social factors include consumer confidence levels and the public's attitude about incurring debt and the consequences of personal bankruptcy. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes.

                Issuance of additional notes may affect the timing and amount of payments to you.

                         The issuer expects to issue notes from time to
                time. New notes, which may have different terms from outstanding notes, may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the issuer can issues new notes, see "Description of the Notes--New Issuances of Notes" in this prospectus.

                         The issuance of new notes could adversely affect
                the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

                Addition of credit card accounts to the trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

                         The assets of the trust securing the notes change
                every day. We may choose, or may be required, to add credit card receivables to the trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for the trust. If the credit quality of the assets in the trust were to deteriorate, the issuer's ability to make payments on the notes could be adversely affected. See "Description of the Notes--Addition of Trust Assets" in this prospectus.

                Acts of terrorism and related military actions could adversely affect the timing or amount of payments on your notes.

                         The acts of terrorism which occurred in the United
                States on September 11, 2001 had an immediate impact on commercial activities in the United States, including the use of credit cards and the payment of credit card bills during the first few days after the terrorist attacks. The ongoing effect of the terrorist attacks on credit card use and payment patterns is unclear. The political and military actions taken in response to the terrorist attacks and the impact of those actions on credit card use and payment patterns are also unclear. We cannot predict the extent to which these events or similar events, including the recent conflict with Iraq, will have an adverse effect on general economic conditions, consumer confidence or general market liquidity or on credit card use or payment patterns. If delinquencies or losses on the receivables increase or the yield on the receivables, the rate at which new receivables are created or the principal payment rate on the receivables declines as a result of these events or similar events in the future, you may suffer payment delays or losses with respect to your notes or be exposed to reinvestment risk.

         This prospectus uses defined terms. You can find a glossary of these terms under the caption "Glossary of Terms for Prospectus" beginning on page 95 in this prospectus.

                               Important Parties

The Issuer

         The issuer of your notes will be GE Capital Credit Card Master Note Trust. The issuer will be a statutory trust created under the laws of the State of Delaware. It will be operated under a trust agreement, dated as of
_________, 2003, between us and [                    ], as Owner Trustee.

         The activities of the issuer consist of:

         o acquiring and owning the trust assets and the proceeds of those assets;

         o    issuing and making payments on the notes; and

         o    engaging in related activities.

         The issuer's principal offices are at the following address:
__________________, Attention: _________________.

RFS Holding, L.L.C.

         We--RFS Holding, L.L.C.--are a limited liability company formed under the laws of the State of Delaware on December __, 2002, and are a wholly-owned, indirect subsidiary of General Electric Capital Services, Inc., which is also the indirect parent of Monogram Credit Card Bank of Georgia and the direct parent of General Electric Capital Corporation. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities.

RFS Funding Trust

         The notes are secured by a beneficial ownership interest in a pool of receivables that arise under revolving credit card accounts owned by Monogram Credit Card Bank of Georgia and designated by the bank as trust accounts. The receivables are currently held by RFS Funding Trust, a Delaware statutory trust formed in December 2002 by the conversion of a predecessor Delaware corporation, RFS Funding Incorporated. RFS Funding Incorporated was formed in September 1997 to securitize a portion of the bank's private label credit card receivables by purchasing those receivables from the bank and obtaining a loan secured by those receivables. That loan remains outstanding and is secured by an undivided ownership interest in the transferred receivables held by RFS Funding Trust, similar to the beneficial ownership interest that secures the notes, as well as a 100% beneficial ownership interest in a pool of receivables arising in accounts that are not designated as trust accounts. The principal amount of the interest in the transferred receivables that has been pledged to secure the RFS Funding Trust loan as of the closing date for any series of notes will be disclosed in Annex II to the prospectus supplement for the related series. The principal amount of that interest will be reduced by the amount of principal collections, defaulted receivables and dilution allocated to that interest for each Monthly Period and will not be increased. In this prospectus, we refer to the RFS Funding Trust loan and the various series of notes issued by the issuer collectively as the securities, and we refer to the holders of the securities as securityholders.

         RFS Funding Trust has issued a note trust certificate to us that represents a beneficial ownership interest in the transferred receivables. We have transferred the note trust certificate to the issuer under a transfer agreement, and the issuer has granted a security interest in the note trust certificate to the indenture trustee. RFS Funding Trust, the lender for the RFS Funding Trust loan described above and the indenture trustee have entered into an intercreditor agreement pursuant to which each of the lender under the RFS Funding Trust loan and the indenture trustee will release from its respective security interest any collections allocated to the other party. Each of the lender under the RFS Funding Trust loan and the indenture trustee will agree that if at any time it exercises its right to cause the sale of any transferred receivables, it will only be entitled to sell principal receivables, which will be randomly selected, in an aggregate amount not to exceed its undivided interest in the trust. The indenture trustee on behalf of any series of notes will only be entitled to sell transferred principal receivables in an amount equal to the collateral amount for that series, plus related finance charge receivables. If the lender for the RFS Funding Trust loan were to exercise its right to cause the sale of any receivables securing its loan, it would sell those receivables in which it has a security interest that are not included in the transferred receivables, and would sell randomly selected transferred principal receivables in an amount not to exceed its remaining undivided interest in the trust, plus the related finance charge receivables.

         After the RFS Funding Trust loan referred to above and any other interests in the transferred receivables issued by RFS Funding Trust, other than the note trust certificate, have been retired, we will cause RFS Funding Trust to terminate, at which time the transferred receivables would be transferred to the issuer and held directly by the issuer. Thereafter, we would transfer newly arising receivables in the trust accounts directly to the issuer under the transfer agreement.

         The trustee of RFS Funding Trust is Deutsche Bank Trust Company Delaware, the principal office of which is at ___________________________.

General Electric Capital Corporation

         General Electric Capital Corporation, a Delaware corporation (often referred to as GE Capital), is the parent of Monogram Credit Card Bank of Georgia, and acts in two capacities in connection with the issuer: (1) it guarantees the obligations of the bank as servicer of the transferred receivables and (2) it acts as administrator for the issuer and RFS Funding Trust. The bank also contracts with GE Capital and other affiliates of the bank to perform certain servicing functions described below under "--Servicing of the Accounts." All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

         GE Capital provides a wide variety of financing, asset management, and insurance products and services. As of August 1, 2002, the various businesses of GE Capital have been reorganized into the following operating segments:

         o Consumer Finance - private-label credit card loans, personal loans and revolving credit and inventory financing for retail merchants, auto leasing and inventory financing, mortgage servicing, retail businesses and consumer savings and insurance services.

         o Equipment Management - leases, loans, sales and asset management services for portfolios of commercial and transportation equipment, including aircraft, trailers, auto fleets, modular space units, railroad rolling stock, data processing equipment and marine shipping containers.

         o Commercial Finance - loans, financing and operating leases and other services for major capital assets, including industrial facilities and equipment, and energy-related facilities; commercial and residential real estate loans and investments; and loans, financing and operating leases, and other services for middle-market customers, including manufacturers, distributors and end-users, for a variety of equipment that includes vehicles, corporate aircraft, data processing equipment, medical and diagnostic equipment, and equipment used in construction, manufacturing, office applications, electronics and telecommunications activities.

         o Specialty Insurance - financial guaranty insurance, principally on municipal bonds and asset-backed securities; and private mortgage insurance.

         GE Consumer Finance - Americas provides sales financing services to certain retailers located in the Americas in a broad range of consumer industries. These services include customized private label credit card programs with retailers and inventory financing programs with manufacturers, distributors and retailers. The receivables that comprise the primary collateral for the notes arise in some of GE Consumer Finance -- Americas' private label credit card programs. None of the retailers associated with these private label credit programs are affiliates of GE Capital.

         GE Capital's headquarters are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under "Where You Can Find More Information."

Monogram Credit Card Bank of Georgia

         Monogram Credit Card Bank of Georgia is an FDIC-insured limited purpose credit card bank chartered under the laws of the State of Georgia. The bank is regulated, supervised, and examined by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation. Established in 1988, the bank is the main card issuing entity for the private label credit card business within GE Consumer Finance - Americas, which is a subdivision of

GE's Consumer Finance operating segment. The Consumer Finance operating segment operates from offices throughout the Americas, Europe, Asia and Australia.

                       The Bank's Credit Card Activities

General

         The bank currently offers only private label credit accounts. The private label credit account business consists of revolving consumer credit account programs established with retailers that have been approved by the bank. Open-end revolving credit card accounts are offered to customers of those retailers. Each credit account is established primarily for the purchase of goods and services of a particular retailer. In addition, in the future cardholders may also be able to access their credit card accounts by using checks issued by the bank for cash advances and other purchases on their credit accounts.

         Many retailers have been replacing private label credit cards offered to their customers with co-branded MasterCard and VISA general purpose credit cards that may be used to purchase goods and services wherever MasterCard and VISA, as the case may be, are accepted. From time to time, the bank evaluates offering a dual purpose credit card that combines a private label credit line for use in the retailer's store with a general purpose credit line for use elsewhere. If the bank were to offer dual purpose cards in the future, those accounts may be designated to the trust portfolio if they meet the applicable eligibility criteria. If any accounts arising in one or more dual card programs are designated as trust accounts, a portion of interchange revenue relating to such accounts may be transferred from the bank to us and from us to the trust. Interchange is the term for the fees received by creditors participating in the Visa and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Any interchange revenues so transferred will be treated as collections of finance charge receivables.

Program Agreements

         Retailers that are approved and accepted into a private label program enter into a credit card program agreement with the bank. These agreements vary on a retailer-by-retailer basis, and may be amended from time to time. Under these agreements, the bank issues credit cards to approved customers and owns the underlying account and all receivables generated thereunder from the time of origination, unless otherwise sold following origination.

         The program agreements generally provide that the bank will fund new purchases on an account only if the bank has authorized such new purchases. Some program agreements also provide that upon termination, the retailer has the option to purchase the receivables generated with respect to its program, including receivables in the trust. If these terminations and purchases were to occur with respect to retailers whose programs generate a significant portion of the trust's receivables, and the bank was unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin.

         The program agreements typically provide that the bank may chargeback a receivable if customer disputes occur concerning the merchandise or the validity of the charge or if there is a violation of certain terms of the program agreement. The program agreements may also provide for chargeback of receivables if there is fraud and the retailer failed to follow the program agreement or operating procedures. In most other cases there is no recourse to the retailer because of the failure of the customer to pay.

         The program agreements generally have terms ranging from three to five years and many of the program agreements have renewal clauses which allow the program agreement to be renewed for successive one or more year terms until terminated by the bank or the retailer. In addition, the program agreements generally permit termination in the event of a breach of the agreement or in the event the retailer becomes insolvent, files bankruptcy, undergoes a change in ownership or has a material adverse change in financial condition.

Account Origination

         The bank has separately developed programs to promote credit with each of the retailers and has developed varying credit decision guidelines for the different retailers. The bank originates revolving credit card accounts through several different channels: (1) in-store, (2) mail, (3) internet, (4) telephone and (5) pre-approved solicitations.

         Applicants provide information such as name, address, telephone number, date of birth and social security number. Once input into the credit application system, the application is screened for information such as applicant age, missing information and other information which would result in a policy rejection of the application. After clearing these screens the application is scored based on the applicant's credit bureau report obtained from one of the three major credit bureaus using proprietary credit scorecards. The bank applies additional application screens based on input from credit bureaus to help identify potential fraud and prior bankruptcies before qualifying the application for approval. Qualifying credit scores are determined for each portfolio by the risk management group responsible for the individual portfolio.

         The process for submitting applications through a retail client location requires the sales associate to transmit the applicant's information to the bank after obtaining positive identification and providing the applicant with key account terms. Once received by the bank, the application is entered and reviewed as required and the system automatically screens the application for content and obtains application scores electronically. If the application is approved, the sales associate is advised of the account number and credit line either electronically or by phone. If the application is declined or referred for additional reviews, the store is advised that the applicant will be notified of the final decision by mail. When an application is approved, the store offers the new account holder the opportunity to shop immediately on the card using a temporary shopping pass after providing the new cardholder with the account terms and conditions. Credit cards and an additional copy of the account terms and conditions are mailed to the cardholder following approval.

         Applications submitted through the mail or entered through the internet are processed similarly after the information is entered into the system, except that the applicant is notified of the bank's decision regarding the application by mail.

         A number of the current retailers use or have used pre-approved account solicitations in varying degrees. The bank, through a credit bureau, eliminates existing accounts from the list and scores the remaining names using credit bureau information to eliminate those prospects less likely to respond to the offer as well as those not meeting an established minimum risk score. The remaining qualified individuals are each mailed a pre-approved account solicitation.

         At the time a new account is opened, the bank assigns the credit card account to a billing cycle to control monthly billings.

Marketing Programs

         Following new account opening, the bank has an ongoing lifecycle marketing program, the primary purpose of which is ensuring that cardholders remain loyal customers of the retailers. Working in close collaboration with each retail client, the bank develops card marketing programs that promote retailers' cardholder sales for creditworthy cardholders. Direct mail campaigns and monthly billing statements provide the direct marketing communications for cardholders. This supports the retailer's in-store programs by encouraging both increased store traffic and card usage. These programs include cardholder specific offers, events and special services including product discounts, dollar-off coupons, cardholder sales, new product announcements and previews, gift wrapping, alteration or delivery services.

         The bank has invested significantly to improve its direct marketing capabilities with an extensive marketing database, including, among other things, retailer specific data warehouses containing account level transactional, performance, demographic and campaign history. This data is used to develop marketing models and programs to increase credit card usage. Client-dedicated teams provide ongoing program performance tracking to assess return on investment and support continuous improvement in the bank's ability to predict and target the most responsive cardholders.

         The bank also manages a number of ongoing retail loyalty programs as part of the private label credit card benefits for specific retailers. These programs typically provide discounts to cardholders in the form of gift certificates offered by the applicable retailers earned based on achieving a pre-set spending level on the card. The gift certificates are then mailed to the cardholder and can be redeemed at the retailer for store merchandise. These ongoing loyalty programs have typically generated incremental credit sales per cardholder on an ongoing basis, while ensuring continued card value and ongoing purchase loyalty.

         The bank is also continuously working with its retail clients to identify improved private label card strategies. In this way overall card demand and usage are increased through improved value, card utility, functionality and convenience. Major product improvements may be introduced from time to time through widespread card reissues, direct mail and in-store marketing campaigns.

Underwriting Process

         Account Underwriting and Credit Guidelines. The bank develops or adopts systems and specifications for underwriting and authorizations. It contracts with GE Capital for services, including the implementation of these systems and of the underwriting and authorization specifications. The bank's underwriting process involves the purchase of credit bureau information. The bank obtains credit reports from one or more of the following credit bureaus:
Experian, Inc., Equifax Credit Information Services, Inc. and Trans Union Corporation. The information obtained is electronically fed into proprietary scoring models developed for the bank to calculate a credit score. The bank periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening limit to manage risk. Different scoring models may be used depending upon bureau type, account source and type of credit card.

         Credit Monitoring. To monitor and control the quality of its portfolio of credit cards, the bank uses behavioral scoring models to score each active account on its monthly cycle date. The behavioral scoring models are used to dynamically evaluate whether or not credit limits should be increased or decreased.

         Credit Authorization. Point-of-sale terminals in each retailer's stores have an on-line connection with the bank's credit authorization system and allow real-time updating of accounts. Sales transactions are passed through a proprietary authorization system which looks at a variety of behavioral and risk factors to determine whether each transaction should be approved "as is," with a credit limit increase or with an over credit limit allowance or should be declined.

         Fraud Investigation. The bank contracts with several of its affiliates to provide follow up and research with respect to different types of fraud such as fraud rings, new account fraud and transactional fraud. The bank has developed a proprietary fraud model to identify new account fraud that utilizes tools that help identify transaction purchase behavior outside the cardholder's established pattern.

Servicing of Accounts

         The bank has contracted with several of its affiliates to provide servicing on its private label credit card portfolio. The bank's credit card operations are managed to provide for the consistent application of credit policies and service standards for each retail portfolio serviced. Accounts are serviced by four affiliates of the bank: GE Capital, GE Capital Financial Service Corporation, Monogram Services Company, L.L.C. and GE Capital International Services.

         GE Capital is the primary servicer for the bank's credit card operations and performs servicing operations at offices located in eight cities throughout the United States. Services provided include application processing, card embossing, customer billing, payment processing, client settlement, collections, recovery, customer services and accounting services. GE Capital Financial Service Corporation provides collections services primarily through its operations in Canton, Ohio. Monogram Services Company, L.L.C., which is based in Kettering, Ohio, provides application processing, customer service and client settlement for a small number of dealer private label credit card programs.

         The service provided within each location can be customized to support the particular requirements of each retailer. The internal control environment at each location ensures security while maximizing customer service. In addition, the servicers are responsible for following all federal, state and local laws, rules and regulations applicable to the credit card programs including but not limited to insurance laws, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act and the Fair Debt Collection Practices Act, each of their implementing regulations, and any applicable state laws. The bank monitors the servicers' activities to ensure compliance.

Account Terms

         The bank offers fixed rate and variable rate credit card accounts. Finance charges are calculated by multiplying the average daily balance outstanding on an account during the monthly billing period times the applicable periodic finance charge rate. In certain instances, finance charges are assessed from the date of purchase. A grace period of approximately 25 days from the billing date is available to make payment and avoid finance charges. Payments are generally applied in the following order: (1) to fees assessed on the account, (2) to finance charges and (3) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable. Subject to applicable law, the bank may change finance charge rates from time to time at its discretion. Currently, the minimum monthly payment amount is equal to a percentage of the account balance, as well as any past due amounts. Subject to applicable law, the bank may change the minimum monthly payment from time to time at its discretion.

         The bank offers four types of promotions to merchants and cardholders:

         o Deferred Interest with Minimum Payment - Finance charges on the promotional purchase are accrued but not assessed or added to the account each month during the promotional period. Minimum monthly payments are required. If the promotional purchase is paid off by expiration of the promotional period, associated accrued interest is waived.

         o Deferred Interest with No Payment - Finance charges on the promotional purchase are accrued but not assessed or added to the account each month during the promotional period. No monthly payments are required on the promotional purchase during the promotional period. If the promotional purchase is paid off by expiration of the promotional period, associated accrued interest is waived.

         o No Interest/No Payment - Finance charges are not assessed on qualifying purchases during the promotion and no payments are due until the promotion expires. After the promotion ends, standard account terms apply to promotional purchases.

         o No Interest with Payment - Finance charges are not assessed on qualifying purchases during the promotion, however a minimum payment is due each month. After the promotion ends, standard account terms apply to promotional purchases.

Delinquency and Collections Procedures

         Efforts to collect delinquent receivables are made by the bank's or an affiliate's collections department and, if necessary, by external outsourcing collection agencies and outside attorneys. As of February 2003, the bank's or an affiliate's internal collection departments included five collection sites with approximately 1,275 full-time equivalent front-line collectors and 160 full-time equivalent managers. Three collection sites are located in the Ohio cities of Canton, Mason and Kettering. The other two sites are located in Edmonton, Canada and Puerto Rico. The bank also utilizes the GE Capital International Services organization of 925 full-time equivalent collectors and their two collection sites in Hyderabad and Gurgaon, both located in India.

         External outsourcing agencies are used for a portion of the bank's collections efforts, particularly during peak volume periods. These agencies are most often utilized for collection of pre-charge-off accounts that are 60 or more days delinquent, although external outsourcing agencies may also be used for pre-charge-off accounts that are less than 60 days delinquent. Outsourcing is also often used for "specialized processes" such as locating cardholders who have moved without notifying the bank of their new address and when there is no phone number associated with an account on the system. The bank primarily uses two agencies for collection activities: NCO Group located in Parma, Ohio and GC Services Limited Partnership with offices located in Knoxville, Tennessee and Copperas Cove, Texas. Outside attorneys are used for pre-charge-off accounts that are deemed "non-collectable" or where the customer is unwilling to pay.

         Collection efforts generally begin one day after the billing date for accounts 30 or more days past due and vary from three to 14 days after the billing date for accounts 15 or more days past due. Collection efforts vary by client and portfolio and are based upon customer account characteristics. These characteristics include the customer's payment history and delinquency status, and whether the account was a first payment default. These characteristics are analyzed to determine the optimal collection strategy, which could include contact from a live automated dialer, a manual collector, a digital voice/taped message and/or the use of a pre-charge-off external outsourcing agency. The bank uses several collection strategy tools and related software packages to automate the collection process in addition to a standardized automated daily calling procedure that maximizes our opportunity to contact the customer.

         Accounts are charged off as a credit loss when the account becomes 180 days past due. Federal Financial Institutions Examination Council guidelines are followed for charge-off procedures relating to aging, bankruptcy, fraud and deceased. Specific conditions must be met before an account can be re-aged. No account may be re-aged more than once in any twelve-month period or more than twice in a five-year period. A change in terms to reduce monthly payments may also be used when a permanent change is needed, but only in circumstances where extensions will not provide a permanent solution.

Description of First Data Resources, Inc.

         Certain data processing and administrative functions associated with the servicing of a portion of the bank's credit card portfolio are currently being performed on behalf of the bank by First Data Resources, Inc. First Data Resources, Inc. was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired First Data Resources, Inc. and in 1992, First Data Resources, Inc. became an independent company as a subsidiary of First Data Corp. According to First Data Resources, Inc., it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card issuers.

         First Data Resources, Inc.'s home office in the United States is located in Omaha, Nebraska.

                              The Trust Portfolio

         We refer to the accounts that have been designated as trust accounts as the trust portfolio.

         In addition to the transferred receivables, the notes will be secured by:

         o all proceeds of these receivables and the purchase prices received by the issuer for the sale of defaulted receivables to us;

         o all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

         o other assets that may be added to the issuer consisting of participations or trust certificates representing undivided legal or beneficial ownership interests in a pool of assets primarily consisting of private label credit card receivables originated by Monogram Credit Card Bank of Georgia or other approved credit card originators and the funds collected thereon;

         o a security interest in trust's rights under the agreement pursuant to which it purchases receivables from us and a security interest in the trust's rights as assignee in the agreement pursuant to which we buy transferred receivables from the bank; and

         o proceeds of any credit enhancement or derivative contracts benefiting any series.

         The transferred receivables consist of:

         o principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

         o finance charge receivables, which are periodic finance charges, and other amounts charged to trust accounts, including late fees and return check fees.

         The bank has the right, and in some cases the obligation, to designate from time to time additional eligible accounts to the trust portfolio and to convey to us, for further transfer to the trust, all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The accounts and the related receivables may be originated by the bank or, with rating agency approval, acquired by the bank from others. The designation of additional accounts and sale of related receivables to the trust will be limited by the conditions described in "Description of the Notes--Addition of Trust Assets" in this prospectus. Some, but not all, designations of additional accounts require confirmation from each of the rating agencies that the addition will not impair its rating of any outstanding securities.

         The accounts must meet eligibility standards as of the date the bank designates them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day meet the issuer's eligibility standards. However, we cannot guarantee that all the receivables and accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. The issuer's eligibility requirements for accounts and receivables are described under "Description of the Notes--Representations and Warranties" in this prospectus.

         Under limited circumstances, the bank may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be conveyed by the trust back to us, as described in "Description of the Notes--Removal of Accounts" in this prospectus. Throughout the term of the trust, the transferred receivables will consist of:

         o    receivables originated in the initial trust accounts; plus

         o    receivables originated in any additional accounts; minus

         o    receivables originated in any removed accounts; plus

         o    any participation interests.

         We cannot assure you that additional accounts will be of the same credit quality as the initial trust accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if the bank designates additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

         The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio as of the date specified:

         o    the amount of transferred principal receivables;

         o    the amount of finance charge receivables;

         o    the range and average of principal balances of the accounts;

         o    the range and average of credit limits of the accounts;

         o    the range and average of ages of the accounts;

         o    the geographic distribution of the accounts; and

         o    delinquency statistics relating to the accounts.

         Unless RFS Funding Trust has been terminated and the issuer holds the transferred receivables directly, the issuer will share collections on the transferred receivables with the holders of any other beneficial ownership interests in the transferred receivables that have been issued by RFS Funding Trust. Currently, the only other outstanding interest in the transferred receivables is the interest that secures a loan obtained by RFS Funding Trust as described under "Summary: Overview of Transactions" and "Important Parties--RFS Funding Trust." RFS Funding Trust may issue additional beneficial ownership interests in the transferred receivables in the future, subject to the conditions described under "Trust Agreement for RFS Funding Trust." Until the RFS Funding Trust has been terminated, the issuer will be allocated a portion of collections of transferred principal receivables and finance charge receivables, as well as a portion of defaulted receivables and dilution, based on the ratio of the Note Trust Ownership Amount to the total amount of transferred principal receivables. This ratio will be recalculated for purposes of allocating principal collections, finance charge collections, defaulted receivables and dilution amounts to the issuer at all times as follows:

         o    at the end of each Monthly Period;

         o on each date on which additional accounts are designated to the trust portfolio;

         o on each date on which accounts are designated for removal from the trust portfolio in an aggregate amount approximately equal to the principal amount of any beneficial ownership interest in the transferred receivables that has been retired; and

         o on each date on which the trust issues a beneficial ownership interest in the transferred receivables or increases the principal amount of any beneficial ownership interest in the transferred receivables, other than the note trust certificate.

         If RFS Funding Trust has been terminated, the issuer will hold the transferred receivables directly and will be entitled to receive 100% of all collections of principal receivables and finance charge receivables and will be allocated 100% of all defaulted receivables and dilution amounts with respect to the transferred receivables.

                                Use of Proceeds

         We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds for general corporate purposes.

                           Description of the Notes

         The issuer will issue one or more series of notes under a master indenture and one or more indenture supplements entered into by the issuer and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the amended and restated trust agreement for RFS Funding Trust, the transfer agreement, the servicing agreement, the indenture and the related indenture supplement. We have filed a form of each of those agreements with the SEC as exhibits to the registration statement relating to the notes.

General

         The notes will be secured by and paid from the assets of the issuer. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement, and initially will generally equal the initial outstanding principal amount of the notes of that series plus the initial excess collateral amount, if any, for that series of notes. The amount available to make payments on each series of notes on each payment date will be a portion of the collections of transferred principal receivables and finance charge receivables received by the issuer based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

         Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

         o    principal payments;

         o    maturity date;

         o    interest rate; and

         o    availability and amount of enhancement.

         We or our assigns will have the right to receive all cash flows from the assets of the issuer other than the amounts required to make payments for any series. Our interest is called the transferor interest.

         During the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

         o    defaulted receivables or dilution; or

         o reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See "--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus. The amount of transferred principal receivables and the Note Trust Principal Balance, however, will vary each day as new principal receivables are created and others are paid. The transferor interest will fluctuate each day to absorb the changes in the amount of the Note Trust Principal Balance. When a series is amortizing, the collateral amount for that series will decline as transferred principal receivables are collected and paid, or accumulated for payment, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of transferred principal receivables. The transferor interest may also be reduced as the result of new issuances by the issuer. See "--New Issuances of Notes" in this prospectus.

         Generally, notes offered under this prospectus and the accompanying prospectus supplement:

         o will be represented by notes registered in the name of a DTC nominee;

         o will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

         o    will be available for purchase in book-entry form only.

         The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

         DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial ownership interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

         The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

         This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

         The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

         You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

         Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the

Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

         DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

         Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

         Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

         o the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the issuer is unable to locate a qualified successor;

         o circumstances change so that the book-entry system through DTC is less advantageous due to economic or administrative burden or the use of the book-entry system becomes unlawful with respect to a series and the issuer notifies the indenture trustee in writing that because of the change in circumstance the issuer is terminating the book-entry system with respect to that series or class of notes; or

         o after the occurrence of an event of default, note owners representing more than 50%--or another percentage specified in the accompanying prospectus supplement--of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

         If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

         Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Payments will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note--whether definitive notes or the notes registered in the name of Cede & Co. representing the notes--will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

         Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

Interest Payments

         Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

         Interest payments or deposits on any payment date will be paid from:

         o collections of finance charge receivables allocated to the series during the preceding Monthly Period or Monthly Periods or allocated to other series and made available as described under "--Shared Excess Finance Charge Collections" in this prospectus;

         o investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

         o any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement; and

         o collections of transferred principal receivables treated as collections of finance charge receivables as described under "--Discount Option" to the extent described in the accompanying prospectus supplement.

         If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the final maturity date for that series will be due and payable on the final maturity date for that series.

Principal Payments

         Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable on any class of notes during the revolving period in connection with a partial amortization. A partial amortization would occur if we were required to add receivables and the bank did not designate sufficient eligible accounts and we elected to avoid an early amortization event by commencing a partial amortization.

         The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on an expected payment date. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period, respectively.

         However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which available principal will be paid to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

         Principal payments for any class of notes will be paid from collections of transferred principal receivables allocated to the related series and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

         Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a class of notes at the end of an accumulation period, that class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

Suspension and Postponement of Controlled Accumulation Period

         The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. However, if specified in the prospectus supplement for any series, upon notice to the indenture trustee, the issuer may extend the revolving period and postpone the controlled accumulation period, or may elect to suspend the controlled accumulation, subject to the conditions described in the third following paragraph and any other conditions described in the related prospectus supplement.

         On each determination date until the controlled accumulation period begins for any series, the servicer, on behalf of the issuer, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class of notes is less than or more than the number of months in the scheduled controlled accumulation period, the issuer shall either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal accumulation account by the expected principal payment date. In making its decision, the issuer is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months, (2) the total amount of transferred principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date. In no case will the controlled accumulation period for any series be reduced to less than one month.

         If specified in the prospectus supplement for any series having a controlled accumulation period, the issuer, will also suspend the controlled accumulation period if the issuer:

         o obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal accumulation account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment dates; and

         o delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

         The issuer will pledge as security to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.

         If the issuer obtains a qualified maturity agreement, the issuer will cause the provider of that agreement to deposit in the principal accumulation account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series or class. However, on the expected principal payment date for any series or class, the issuer may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of transferred principal receivables and other amounts allocated to that series or class for that purpose.

         A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However, the issuer will terminate a qualified maturity agreement earlier than the expected principal payment date if the available reserve account amount equals the required reserve account amount and one of the following occurs:

         (1) the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the issuer either obtains a substitute qualified maturity agreement or is permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement under the circumstances described in the following paragraph, or

         (2)    an early amortization event occurs for the related series.

         If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the issuer will use its best efforts to obtain a substitute qualified maturity agreement, unless the issuer terminates the qualified maturity agreement and is not required to obtain a substitute qualified maturity agreement. The issuer will not be required to obtain a substitute qualified maturity agreement when a qualified maturity agreement is terminated because the institution providing the qualified maturity agreement ceases to be an Eligible Institution if the termination occurs prior to:

         (1) the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period; and

         (2) the date to which the commencement of the controlled accumulation period will be postponed based on the servicer's estimate of the number of months needed to fully fund the principal accumulation account, as determined on the determination date preceding the termination of the qualified maturity agreement.

If the issuer is unable to obtain a substitute qualified maturity agreement and the conditions described in the preceding sentence are not satisfied, the controlled accumulation period will commence on the date described in the following paragraph and the issuer will not terminate the qualified maturity agreement until the amount on deposit in the principal accumulation account is sufficient to pay in full all classes of notes that were covered by such qualified maturity agreement.

         If a qualified maturity agreement is terminated or the institution providing a qualified maturity agreement ceases to qualify as an Eligible Institution prior to the earlier of the expected principal payment date for the related series or class and the commencement of the early amortization period for that series and the issuer does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the latest of:

         o the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period;

         o at the issuer's election, the date to which the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement; and

         o the first day of the Monthly Period following the termination of the qualified maturity agreement or the day on which the institution providing the qualified maturity agreement ceased to be an Eligible Institution.

Transfer and Assignment of Receivables

         The transferred receivables have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under a receivables purchase agreement entered into by the bank in 1997, the bank, in its capacity as transferor, transferred receivables in designated accounts on an ongoing basis to RFS Funding Trust or its predecessor, RFS Funding Incorporated. As of [________], 2003, that agreement was replaced by two new agreements:

         o the receivables sale agreement, between the bank, as seller, and us, as buyer--which we refer to as the bank receivables sale agreement; and

         o the receivables purchase and contribution agreement between us, as seller, and RFS Funding Trust, as buyer--which we refer to as the trust receivables purchase agreement.

         Under the bank receivables sale agreement, the bank has designated a pool of accounts to us and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the bank receivables sale agreement in the future and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. Under the trust receivables purchase agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank to RFS Funding Trust. If RFS Funding Trust has terminated, we will instead transfer all receivables sold to us by the bank to the issuer under a transfer agreement between us and the issuer.

         We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided and, in connection with each future designation of trust accounts, will provide, or cause to be provided, to the trustee for RFS Funding Trust, or, if RFS Funding Trust has terminated, the indenture trustee computer files or microfiche lists, containing a true and complete list showing each trust account, identified by account number and by total outstanding balance on the date of transfer. Neither we nor the bank will deliver to the trustee for RFS Funding Trust or the indenture trustee any other records or agreements relating to the trust accounts or the transferred receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the trust accounts and the transferred receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank's computer records are and will be required to be marked to evidence these transfers. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the transferred receivables meeting the requirements of applicable law. See "Risk Factors--Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

Multiple Issuance Series

         If specified in the accompanying prospectus supplement, a series may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the issuer has received confirmation from the rating agencies then rating any outstanding notes of the multiple issuance series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the issuer to issue different classes of notes or additional notes of an already issued class, at different times. Notes in a particular class will have the same interest rate, expected principal payment date, final maturity date and other characteristics, regardless of date of issue. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of your multiple issuance series.

New Issuances of Notes

         We may cause the Owner Trustee, on behalf of the issuer, to issue one or more new series or for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior noteholders' consent will be required for the issuance of an additional series, and we do not expect to request such consents. We may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         No new series or for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:
         (1) each rating agency confirms that the new issuance will not impair its rating of any outstanding class of notes;

         (2) we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event, an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

         (3) after giving effect to the new issuance, the Free Equity Amount is not less than the Minimum Free Equity Amount and the Note Trust Principal Balance is not less than the Required Principal Balance; and

         (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

                  (a) except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

                  (b) the issuance will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

                  (c) the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (d) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

         For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

Representations and Warranties

         As of the closing date for each series of notes and each date on which transferred receivables are transferred to the trust, we represent to the trust that:

         o each transferred receivable is an eligible receivable on the date it is transferred to the trust;

         o each transferred receivable constitutes an "account" under the Uniform Commercial Code;

         o each transferred receivable has been conveyed to the trust free and clear of any liens, other than liens permitted by the trust receivables purchase agreement and the transfer agreement, and in compliance in all material respects with all applicable laws;

         o we own all right, title and interest, or have a valid security interest, in each such receivable and have the right to transfer it to the trust;

         o all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect; and

         o we have caused, or will have caused within 10 days of the transfer of the transferred receivables to the trust, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest of the trust in the transferred receivables.

         If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the untrue statement or breach any receivables in the related account become defaulted receivables or the trust's rights in the receivables or the proceeds of the receivables are impaired or are not available to the trust free and clear of any lien, the receivable will be deemed to have a principal balance of zero for purposes of calculating the total amount of receivables in the trust and we are required to accept reassignment of the affected receivable. We will be permitted 60 days to cure the breach or a longer period not to exceed 150 days agreed to by the trust.

         We will pay for each retransferred receivable by directing the servicer to deduct the principal amount of that receivable from the Free Equity Amount. If this would reduce the Free Equity Amount below zero, we will make a cash deposit in the collection account in the amount by which the Free Equity Amount would have been reduced below zero after giving effect to the deduction by no later than the date on which collections of receivables for the related Monthly Period are required to be deposited in the collection account as described under "--Application of Collections." Any deduction or deposit is considered a repayment in full of the ineligible receivable.

         For purposes of the above representations and warranties, an eligible account is an account that satisfies the following criteria as of the date it is designated as a trust account:

         o it is either established or acquired by the bank or any other approved originator of accounts pursuant to a credit card program agreement with a retailer, which has been identified as an approved retailer in the trust receivables purchase agreement or the transfer agreement, as applicable, or is an account with respect to which each rating agency has confirmed that the designation of that account will not impair its rating of any outstanding class of notes;

         o it is in existence and serviced by the bank, a successor servicer, a sub-servicer appointed by the servicer or an affiliate of the bank or any other approved originator;

         o    it is payable in United States dollars;

         o the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or one of its territories or possessions or a United States military address;

         o it does not have any receivables that have been charged off as uncollectible in accordance with the bank's credit and collection policies and that has not been identified by the applicable originator, or by the relevant cardholder, as having been incurred as a result of fraudulent use of a credit card;

         o it does not have receivables that have been sold or pledged to any other party; and

         o it has not been identified as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding.

For purposes of the above representations and warranties, an eligible receivable is a receivable:

         o    that has arisen under an eligible account;

         o that was created in compliance, in all material respects, with the bank's credit and collection policies and all requirements of law applicable to the bank or the originator of the related account;

         o that was created pursuant to a credit card program agreement between the cardholder and the bank or the originator of the related account which complies, in all material respects, with all requirements of law applicable to the bank or the originator of the related account;

         o for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the bank or the originator of the related account in connection with the creation of the receivable or the execution, delivery and performance by the bank or the originator of the related account of the related credit card program agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable;

         o as to which, immediately prior to being transferred to the trust, we had good title free and clear of all liens and security interests arising under or through us and our affiliates, other than any lien for state, municipal or other local taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes;

         o that is the subject of a valid transfer and assignment, or the grant of a security interest, from us to the trust;

         o as to which we have not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the trust, impair the rights of the trust in the receivable;

         o that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted insolvency- and equity-related exceptions;

         o that constitutes an "account" under Article 9 of the Uniform Commercial Code as in effect in the State of New York;

         o that, at the time of transfer to the trust, has not been waived or modified except as permitted by the bank's credit and collection policies and which waiver or modification has been reflected in the bank's computer files;

         o that, at the time of transfer to the trust, is not, to our knowledge, subject to any right of rescission, setoff, counterclaim or defense, including usury, that would require that receivable to be charged off in accordance with the bank's credit and collection policies, other than some insolvency- and equity-related defenses;

         o as to which we have satisfied all obligations required to be satisfied at the time it is transferred to the trust;

         o with respect to receivables transferred to the issuer after the termination of RFS Funding Trust, in which all of our right, title and interest has been validly transferred and assigned to the issuer or in which a valid first priority perfected security interest has been granted to the issuer;

         o with respect to receivables transferred to the issuer after the termination of RFS Funding Trust, as to which, at the time of transfer of that receivable to the issuer, we have not taken or omitted to take any action that would impair the rights of the issuer or the noteholders; and

         o so long as a FASIT election is in effect with respect to all or part of RFS Funding Trust or the issuer, which qualifies as a "permitted asset" within the meaning of Section 860L(c) of the Code.

         On the closing date for each series and on each day on which transferred receivables are transferred to the trust, we will also make representations and warranties to the trust as to:

         o our valid existence and good standing as a limited liability company and our ability to perform our obligations under each transaction document;

         o our qualification to do business and good standing as a foreign corporation and our possession of necessary licenses and approvals to conduct our business;

         o the due authorization, execution, delivery and performance of each transaction document to which we are a party;

         o the enforceability of each transaction document against us as legal, valid and binding obligations;

         o the effectiveness of the agreement governing our transfer of the receivables to the trust as a valid transfer and assignment of, or a grant of a first priority perfected security interest in, the receivables, other than liens permitted by the trust receivables purchase agreement or the transfer agreement; and

         o the absence of any claims by us or any interest by us in the collection account, excess funding account, series account or credit enhancement for a series.

         If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the transferred receivables or the availability of the proceeds of the transferred receivables to the trust, then the issuer upon direction from either the trustee for RFS Funding Trust, or if RFS Funding Trust has terminated, the indenture trustee or securityholders holding more than 50% of the principal amount of each series of securities may direct us to accept retransfer of all of the transferred receivables. We will be permitted 60 days after the direction is given, or a longer period, not to exceed 150 days, as may be specified in the direction, to cure the breach.

         The reassignment price would equal the aggregate amount of outstanding transferred receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of securities, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the payment date, plus any other amounts specified in any prospectus supplement.

         Reassignment of any affected receivables or all of the transferred receivables to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described in this section.

         On the closing date for each series, we will also make the following representations and warranties to the trust:

         o the transfer and assignment of the note trust certificate under the transfer agreement constitutes:

                  (1)   either a sale of the note trust certificate; or

                  (2) a grant of a perfected security interest therein from us to the issuer.

         o we have good and marketable title to the note trust certificate free and clear of all liens, other than liens permitted by the transfer agreement;

         o upon our transfer of the note trust certificate to the issuer, the issuer will have good and marketable title to the note trust certificate free and clear of all liens, other than liens permitted by the transfer agreement; and

         o all actions necessary under the applicable Uniform Commercial Code have been taken to give the issuer a first priority perfected security interest in the note trust certificate.

Addition of Trust Assets

         We have the option to designate additional accounts to the trust portfolio, the receivables in which will be sold to us and assigned by us to the trust, if the bank is willing to designate additional accounts under the bank receivables sale agreement. We may continue designating additional accounts without obtaining confirmation of the rating of any outstanding notes, so long as the following limits are not exceeded:

                  (1) for any Monthly Period, there may be no more than one designation of additional accounts per retailer and no designation may include any accounts acquired by the bank from third-party financial institutions;

                  (2) the principal balance of the additional accounts does not exceed either:

                        o     the product of:

                              (a)    15% and

                              (b)    the aggregate amount of
                                     transferred principal receivables
                                     as of the first day of the third
                                     preceding Monthly Period,

                        minus the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the trust; or

                        o     the product of:

                              (a)     20% and

                              (b)     the aggregate amount of transferred
                                      principal receivables  as of the
                                      first day of the calendar year
                                      in which the addition is to occur,

                        minus the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the trust;

                  (3) the number of the additional accounts does not exceed either:

                        o     the product of:

                              (a)     15% and

                              (b)     the number of accounts in the
                                      trust as of the first day of the
                                      third preceding Monthly Period,

                        minus the number of additional accounts added since that date; or

                        o     the product of:

                              (a)     20% and

                              (b)     the number of accounts in the
                                      trust as of the first day of the
                                      calendar year in which the
                                      addition is to occur,

                        minus the number of additional accounts added since that date.

         We may exceed these limitations or add accounts acquired by the bank from a third-party financial institution if the rating agencies for all outstanding series of notes confirm that doing so will not impair their ratings of any outstanding class of notes.

         In addition, we will be required to make an addition of accounts to the trust on or before the tenth business day following any Monthly Period during which the Free Equity Amount averaged over that period is less than the Minimum Free Equity Amount. The amount of the required addition is the amount necessary to cure the deficit.

         When we transfer receivables in additional accounts to the trust, we must satisfy several conditions, including:

         o we must give each rating agency prior notice of each addition, with a copy to the indenture trustee and the servicer, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased from third-party financial institutions, then each rating agency must confirm that the addition will not impair its rating of any outstanding class of notes;

         o    we must deliver a written assignment to the trust;

         o    we must represent and warrant that:

              o each additional account is an eligible account and each receivable in such additional account is an eligible receivable;

              o no selection procedures that we believe to be materially adverse to the trust were used in selecting the additional accounts;

              o    we are not insolvent;

              o the transfer of the additional receivables constitutes a valid transfer and assignment to the trust of all our right, title or interest in the receivables in the additional accounts or the grant of a first priority perfected security interest in those receivables free and clear of any liens except for liens permitted under the trust receivables purchase agreement or the transfer agreement; and

         o we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters and an officer's certificate certifying matters regarding the accounts, the assignment, the marking of our computer files to identify the additional accounts and the delivery of a schedule of the additional accounts.

         In addition to the periodic reports otherwise required to be filed by the servicer with the SEC in accordance with the Securities Exchange Act of 1934, we will file a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the trust assets.

Removal of Accounts

         We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

         (1) if the accounts to be removed have outstanding receivables, each rating agency confirms that the removal will not impair its rating of any outstanding class of notes;

         (2)      we certify that:

                  (a) individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or on another basis intended to achieve sale treatment of the accounts for accounting purposes;

                  (b) no selection procedures materially adverse to the trust were used in selecting the removed accounts; and

                  (c) in our reasonable belief, the removal will not cause an early amortization event, or an event that with notice or lapse of time or both, would constitute an early amortization event; and

         (3) the removal will not cause (i) the Free Equity Amount to be less than the Minimum Free Equity Amount, (ii) the Note Trust Principal Balance to be less than the Required Principal Balance or (iii) a decrease in the sum of the collateral amounts for all outstanding series, in any case, after giving effect to the removal.

         In addition, we may from time to time, remove accounts designated for purchase by a retailer under the terms of their credit card program agreement with the bank. The repurchase price for these receivables will be calculated as if the receivables were ineligible receivables. Amounts received by the trust for these removed receivables will be treated as collections of transferred principal receivables.

Discount Option

         We have the option to reclassify a percentage of collections of transferred principal receivables as collections of finance charge receivables. We also have the option to reclassify a percentage of collections of transferred principal receivables arising in selected groups of trust accounts as collections of finance charge receivables. For example, we may choose to apply discounting to only those trust accounts arising in one or more selected retailer programs. If we do so, the reclassified percentage of collections of transferred principal receivables arising in accounts comprising the entire trust portfolio or accounts comprising only the portion of the trust portfolio selected for discounting for each Monthly Period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

         We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient transferred principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of transferred principal receivables. By doing so, we would reduce the likelihood that an early amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify collections of transferred principal receivables as collections of finance charge receivables if we reasonably believe that doing so would cause an early amortization event, or any event that with notice or lapse of time or both, would constitute an early amortization event for any series of securities.

         In addition, the rating agencies may limit the percentage of transferred principal receivables that may be reclassified from time to time.

Servicing Procedures

         As servicer, the bank will agree to conduct the servicing, administration and collection of the receivables owned by the trust and to take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by the trust that are consistent with the trust's collection policies. On behalf of the issuer, the servicer will also direct the paying agent to make payments on the notes. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

Trust Accounts

         The issuer has established and maintains a collection account and an excess funding account. Both the collection account and the excess funding account must be either:

         (1)    a segregated account established with an Eligible Institution;
                or

         (2) a segregated trust account with the corporate trust department of a depository institution that:

                (a) is organized under the laws of the United States or any one of its states,

                (b) acts as trustee for funds deposited in the account, and

                (c) has a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

         The funds on deposit in these accounts may only be invested in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series.

Funding Period

         On the closing date for any series of notes, the total amount of transferred principal receivables available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series' closing date to the earliest of:

         o the date that series' collateral amount equals the sum of the principal amount of that series of notes and any required excess collateral amount for that series;

         o the date specified in the related prospectus supplement, which will be no later than one year after that series' closing date; and

         o    the commencement of an early amortization period.

         During the funding period, the portion of the collateral amount not invested in principal receivables will be maintained by the issuer either as cash held in a prefunding account or, if the maximum funding period for any series is longer than one month, in the form of eligible investments of a type approved by the rating agencies for the related series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new principal receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

         During the funding period, the issuer will pay to us funds on deposit in the prefunding account as the collateral amount increases. If the portion of the collateral amount that is not invested in principal receivables will be maintained by the issuer in the form of eligible investments, rather than cash, then on the maturity date for any eligible investment the issuer will either pay the proceeds of the eligible investment to us to the extent of any increase in the collateral amount or, if the collateral amount has not been increased by an amount at least equal to those proceeds, will deposit any remaining proceeds not transferred to us into the excess funding account. If the collateral amount for that series is not increased so that the initial collateral amount equals the sum of the initial principal balance of the notes of that series and the required excess collateral amount for that series by the end of the funding period, the issuer will repay to noteholders any amount remaining in the prefunding account or any proceeds of eligible investments held in the excess funding account.

         The prospectus supplement for a series with a funding period will set forth:

         o    the series' initial collateral amount;

         o    the initial principal balance of the series of notes;

         o the date on which the series' collateral amount is expected to equal the sum of the series' initial principal balance and the required excess collateral amount for that series; and

         o    the date by which the funding period will end;

Application of Collections

         The trust currently is required to deposit, or will cause to be deposited by the servicer, into the collection account, all payments made on transferred receivables during any Monthly Period by no later than the business day preceding the first payment date after the end of that Monthly Period. The trust may continue making monthly deposits of these collections, so long as the bank remains the servicer and one of the following conditions is satisfied:

         (1) the servicer provides to the issuer a letter of credit or other arrangement covering risk of collection from the servicer acceptable to the rating agencies;

         (2) the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's, F1 by Fitch and P-1 by Moody's and has deposit insurance as required by law and by the FDIC; or

         (3) with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

         GE Capital currently provides a guaranty of the servicing obligations of the servicer, which is acceptable to the rating agencies and which satisfies the requirements of clause (1) above.

         If in the future the above requirements are no longer satisfied, the servicer, on behalf of the trust, will be required to deposit all payments made on the transferred receivables into the collection account by no later than the second business day after processing.

         The servicer, on behalf of the trust, is only required to make daily or periodic deposits to the collection account during any Monthly Period to the extent that the funds are expected to be needed for deposit into other trust accounts or for distribution to securityholders or other parties on or prior to the related payment date. For this purpose, estimates of interest due on each series of notes and other trust expenses will be used to determine what funds are expected to be needed for deposit or distribution, based on the assumption that no early amortization event or event of default will occur, unless the trust has actual knowledge that such an event has occurred. If the collection account balance ever exceeds the amount expected to be needed for those deposits or distributions, the servicer, on behalf of the trust, may withdraw the excess and the issuer may use that amount for its own use. Subject to the immediately preceding sentence, the trust may retain and pay, or cause to be paid, directly to the servicer the servicing fee for any series and will not be required to deposit those amounts in the collection account.

         The servicer, on behalf of the issuer, will allocate all collections of finance charge receivables and transferred principal receivables among each series of securities and the Free Equity Amount based on the respective allocation percentages for each series and the transferor allocation percentage. The transferor allocation percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The transferor allocation percentage of finance charge collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Free Equity Amount that is not less than the Minimum Free Equity Amount. Any remaining finance charge collections and principal collections will be available for distribution by the issuer to us or our assigns. Subject to the limitation described above, the collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

         Under the terms of each credit card processing agreement, many of the retailers accept payments on the accounts at their stores. These amounts are netted against payments owed by the bank to the retailers on a periodic basis. However, the bank is obligated to transfer the full amount of all payments made on transferred receivables, without giving effect to any netting of payments owed by the bank, into the collection account.

Shared Excess Finance Charge Collections

         If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series that have been designated for inclusion in the same group. The servicer on behalf of the issuer will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any Monthly Period, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls.

Shared Principal Collections

         Each series will share excess principal collections with each other series unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer, on behalf of the issuer, will allocate the aggregate of the shared principal collections for all principal sharing series to cover any scheduled or permitted principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of transferred principal receivables allocable to those series. Shared principal collections will not be used to cover investor charge-offs for any series.

         If the principal shortfalls exceed the amount of shared principal collections for any Monthly Period, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be available for distribution by the issuer to us or our assigns or will be deposited in the excess funding account under the circumstances described under "--Excess Funding Account" below.

Excess Funding Account

         On each business day on which the Free Equity Amount is less than the Minimum Free Equity Amount, the servicer, on behalf of the issuer, will deposit collections of transferred principal receivables allocable to the Free Equity Amount, as described in "--Application of Collections" above, and excess shared principal collections otherwise distributable to us or our assigns, into the excess funding account until the Free Equity Amount equals the Minimum Free Equity Amount. Thereafter, funds on deposit in the excess funding account will be treated as shared principal collections to the extent that the Free Equity Amount -- calculated without including the excess funding account balance -- is less than zero.

         Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series based on the respective allocation percentages for each series.

Defaulted Receivables; Dilution; Investor Charge-Offs

         Receivables in any account will be charged-off as uncollectible in accordance with the issuer's collection policies and the issuer's customary and usual policies and procedures for revolving credit card receivables and other revolving credit account receivables comparable to the receivables. The issuer's current policy is to charge off the receivables in an account not later than the date on which that account becomes 180 days delinquent. On the last day of the Monthly Period in which a receivable is charged-off, the receivable will be sold to us and will no longer be shown as an amount payable on the issuer's records. The purchase price for those defaulted receivables will be equal to the aggregate amount of recoveries on previously charged-off accounts that we have received from the bank for the same Monthly Period, which will be allocated to us on a reasonable basis based on the historical recovery experience for the bank's portfolio of accounts.

          Each series will be allocated a portion of defaulted receivables in each charged-off account in an amount equal to its allocation percentage on the date the account is charged-off, as specified in the related prospectus supplement, from the issuer's share of the aggregate amount of transferred principal receivables in that account. Prior to the termination of RFS Funding Trust, the amount of defaulted receivables allocated to the issuer will be based on the ratio of the Note Trust Ownership Amount to the total principal amount of transferred receivables as described under the caption "The Trust Portfolio" in this prospectus.

         Unlike defaulted receivables, dilution, which includes reductions in transferred principal receivables as a result of returns, unauthorized charges and the like, is not intended to be allocated to any series. Instead, these reductions are applied to reduce the Free Equity Amount, and to the extent they would reduce the Free Equity Amount below zero, we are required to deposit the amount of the reduction into the excess funding account. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

         On each payment date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent payment date as described in the related prospectus.

Final Payment of Principal

         If so specified in the prospectus supplement relating to a series, we will have the option to purchase the collateral amount for your series at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series, but only if the purchase price paid to the issuer is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement, as described in the prospectus supplement for that series. The purchase price will equal:

         o    the collateral amount of the notes of that series, plus

         o any accrued and unpaid interest on the collateral amount through the day preceding the payment date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the payment date immediately following the repurchase date.

         For any series, the related prospectus supplement may specify additional conditions to our purchase option.

         Each prospectus supplement will specify the final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

Paired Series

         The prospectus supplement for a series will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.

         The later issued series will either be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of the previously issued series or will have a variable principal amount.

         During the controlled amortization period or controlled accumulation period for any series that is paired with a later issued series, as principal payments are allocated to that previously issued series or deposits are made for purposes of principal payments on the notes of that series:

             (a) in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for that prefunded paired series will be released, which funds will be distributed to us;

             (b) in the case of a paired series having a variable principal amount, notes of that variable paired series in an equal or lesser amount may be issued by the issuer, and the proceeds from the issuance will be distributed to us; and

             (c) in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.

         If an early amortization event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of transferred principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see "Maturity Considerations" in the accompanying prospectus supplement.

Early Amortization Events

         The revolving period for your series will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series of the issuer upon the occurrence of any of the following events:

            (a)      bankruptcy, insolvency, liquidation,
                     conservatorship, receivership or similar events relating to us or the bank;

            (b) we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us; or

            (c) RFS Funding Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an early amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

         In addition to the consequences of an early amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us or the holder of the transferor interest, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for RFS Funding Trust, with a copy to the indenture trustee and the Owner Trustee of this event. Any transferred principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those transferred principal receivables, participation interests and finance charge receivables accrued at any time with respect to those transferred principal receivables, will continue to be part of the trust assets.

         If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to us, in which event we will continue to transfer principal receivables to the trust. See "Risk Factors--If a conservator or receiver were appointed for Monogram Credit Card Bank of Georgia delays or reductions in payment of your notes could occur" in this prospectus.

Matters Regarding the Transferor

         The trust agreement for the issuer provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

         (1) each rating agency confirms that the transfer will not impair its rating of any outstanding class of notes;

         (2) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

                  (a) the transfer will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

                  (b) the transfer will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (c) the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

         (3) we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

         We may consolidate with, merge into, or sell our business to another entity, in accordance with the transfer agreement and the trust receivables purchase agreement if the following conditions are satisfied:

         (1) the entity, if other than us, formed by the consolidation or merger or that acquires our property or assets:

                  (a) is organized under the laws of the United States or any one of its states and is either (x) a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) a special-purpose corporation, the powers and activities of which are limited to the performance of our obligations under the trust receivables purchase agreement, the transfer agreement and related documents; and

                  (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of us or the servicer, as applicable;

         (2) we deliver to the issuer and RFS Funding Trust an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the transfer agreement and the trust receivables purchase agreement and that all conditions precedent relating to the applicable transaction have been complied with and, an opinion of counsel to the effect that, the related supplemental agreement is legal, valid and binding with respect to us; and

         (3) we deliver notice of the applicable transaction to each rating agency.

Servicing Compensation and Payment of Expenses

         The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the issuer. The share of the servicing fee allocable to each series for any payment date will be equal to one-twelfth of the product of (a) the servicing fee rate for that series and (b) the collateral amount for that series on the last day of the prior Monthly Period.

         The servicer will pay from its servicing compensation expenses of servicing the receivables, other than federal, state and local income and franchise taxes, if any, of the issuer or RFS Funding Trust.

         Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to the Free Equity Amount or any other holder of a beneficial ownership interest in the transferred receivables issued by RFS Funding Trust.

Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties, except:

         o upon a determination by the servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

         o with the consent of RFS Funding Trust, or if RFS Funding Trust has terminated, the issuer, if the servicer has found a replacement servicer that is an eligible servicer.

         If the servicer resigns or is terminated, the trustee for RFS Funding Trust will appoint, or if RFS Funding Trust has terminated, the issuer will appoint, a successor. If no successor servicer has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, then the indenture trustee has agreed that it will act as servicer. If the indenture trustee is legally unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

         The servicer's resignation will not become effective until a successor has assumed the servicer's obligations and duties. The issuer will notify each rating agency upon the appointment of a successor servicer. The servicer may delegate any of its servicing duties to any entity that agrees to conduct those duties in accordance with the issuer's credit and collection policies. However, the servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

         The servicer will indemnify RFS Funding Trust, the indenture trustee, the issuer, the Owner Trustee and the trustee for RFS Funding Trust for any losses suffered as a result of the servicer's actions or omissions as servicer, except in each case, for losses resulting from the fraud, negligence or willful misconduct by the indenture trustee, the trustee for RFS Funding Trust or the Owner Trustee. The indemnity also does not include:

         o any liabilities, costs or expenses of RFS Funding Trust, the trustee for RFS Funding Trust, the issuer or the securityholders arising from any action taken by the trustee for RFS Funding Trust or the indenture trustee at the direction of the securityholders;

         o any losses, claims or damages that are incurred by RFS Funding Trust, the issuer or any securityholder in the capacity of an investor, including losses incurred as a result of the performance of the receivables; and

         o any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or any penalties under any related tax laws required to be paid by RFS Funding Trust, the issuer or any securityholder.

No indemnity payments by the servicer will be paid from the assets of the issuer or RFS Funding Trust.

         Except as provided in the preceding paragraph, neither the servicer nor any of its directors, officers, employees, or agents will be liable to RFS Funding Trust, the issuer, the Owner Trustee, the indenture trustee, the trustee for RFS Funding Trust, the securityholders or any other person for any action, or for refraining from taking any action under the servicing agreement. However, the servicer will not be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

         The servicer may consolidate with, merge into, or sell its business to another entity in accordance with the servicing agreement on the following conditions:

         (1) the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer's property or assets:

                  (a) is a corporation or a state or federal banking association; and

                  (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the servicer;

         (2) the servicer delivers to the trustee for RFS Funding Trust and the indenture trustee an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and, an opinion of counsel to the effect that, the related supplemental agreement is legal, valid and binding with respect to the servicer; and

         (3) the servicer delivers notice of the applicable transaction to each rating agency.

Servicer's Representations and Warranties

         The servicer will make customary representations and warranties to the trust. If certain of these representations and warranties are breached and the trust's rights in, to or under the related transferred receivables or accounts are materially impaired or the proceeds of the transferred receivables are not available to the trust free and clear of any lien, then after specified time periods, the trust will direct the servicer to accept assignment of the affected transferred receivables and/or accounts, which will be effected by the servicer depositing funds into the collection account in an amount equal to the amount of those transferred receivables. The representations and warranties of the servicer, the breach of which would cause an assignment of receivables and/or accounts to the servicer include the following:

         o the servicer must maintain all necessary qualifications to do business and materially comply with applicable laws in connection with servicing the receivables and related accounts which the failure to comply with would cause a material adverse effect on the interests of the trust;

         o the servicer may not permit any rescission or cancellation of a receivable except as ordered by a court or other governmental authority or in accordance with the issuer's collection policies;

         o the servicer may not take any action, nor omit to take any action, the omission of which would materially impair the rights of the trust in any receivable or account, nor may it, except in accordance with the issuer's collection policies, reschedule, revise or defer collections due on the receivables; and

         o except in connection with its enforcement or collection of an account, the servicer will take no action to cause any receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any receivable is so evidence it shall be reassigned or assigned to the servicer as provided in the servicing agreement.

Servicer Default

         The occurrence of any of the following events constitutes a servicer default:

         (1) failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee to do so, on the date occurring 5 business days after the date that payment, transfer, deposit or that instruction or notice is required to be made or given by the servicer under the servicing agreement; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or

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


                  failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until 35 business days after the date of the failure;

         (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a material adverse effect on RFS Funding Trust or the issuer which continues unremedied for a period of 60 days after notice to the servicer by the issuer; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 business days to cure the default;

         (3) the servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation remains unremedied for 15 days after written notice to the servicer by the trust;

         (4) any representation, warranty or certification made by the servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

                  (a) has a material adverse effect on the rights of the RFS Funding Trust or the issuer; and

                  (b) continues to be incorrect in any material respect for a period of 60 days after notice to the servicer by the issuer; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default;

         (5) specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

         (6) any other event specified in the accompanying prospectus supplement.

         The issuer will covenant to the indenture trustee that it will deliver notice to the servicer of any failure or breach by the servicer described above if directed to do so by the indenture trustee or holders of not less than 25% of the aggregate outstanding principal amount of all series (or, with respect to any failure by the servicer or any breach by the servicer of a representation, warranty or certification that does not relate to all series, holders of 25% of the aggregate outstanding principal amount of all series to which the failure or the applicable representation, warranty or certification relates). For purposes of the servicer defaults described in clauses (2) and 4(a) above, any failure or breach on the part of the servicer described in clause (2) or 4(a) above will be deemed to have a material adverse effect on the rights of the issuer if such failure or breach has an adverse effect on the noteholders.

         If a servicer default occurs, for so long as it has not been remedied, the issuer may give notice to the servicer, terminating all of the rights and obligations of the servicer under the servicing agreement. The


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

issuer will covenant to the indenture trustee that it will deliver notice to the servicer terminating all of the rights and obligations of the servicer under the servicing agreement if a servicer default described in clause (5) above occurs or if any other servicer default occurs and it is directed to terminate the servicer by the holders of not less than 50% of the aggregate outstanding principal amount of each affected series of notes.

         If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is legally unable to act as servicer, the indenture trustee will petition a court of competent jurisdiction to appoint an eligible servicer.

         Any default by the servicer in the performance of its obligations under the servicing agreement, other than a default that relates to a failure to make required deposits, may be waived by the trust, but only upon direction by noteholders holding 66?% or more of the then-outstanding principal balance of the notes of each series as to which that default relates, or with respect to any series with two or more classes, each class as to which the default relates. No waiver by the trust of any default under the servicing agreement will affect the rights of any credit enhancement provider for any series.

         Our rights and obligations under the bank receivables sale agreement will be unaffected by any change in servicer.

         If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent the trust from appointing a successor servicer.

Reports to Noteholders

         Noteholders of each series issued by the issuer will receive reports with information on the series and the trust. The indenture trustee will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

         Periodic information to noteholders generally will include:

         o    the total amount distributed;

         o    the amount of principal and interest for distribution;

         o collections of transferred principal receivables and finance charge receivables allocated to the issuer and each series of notes;

         o the aggregate amount of transferred principal receivables and the Note Trust Principal Balance;

         o the collateral amount and the collateral amount as a percentage of the Note Trust Principal Balance;

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

         o the aggregate outstanding balance of accounts broken out by delinquency status;

         o    the aggregate defaults and dilution allocated to the series;

         o the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

         o    the monthly servicing fee for that series;

         o the amount available under the credit enhancement, if any, for the series or each class of the series;

         o the "pool factor," which is the ratio of the current collateral amount to the initial collateral amount;

         o the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

         o if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

         o for any payment date during a funding period, the remaining balance in the prefunding account; and

         o for the first payment date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

         By January 31 of each calendar year, the indenture trustee will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, on behalf of the issuer, containing the type of information presented in the periodic reports, aggregated for that calendar year, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

Evidence as to Compliance

         The servicing agreement provides that on or before the 75th day following the end of the servicer's fiscal year, beginning with 2003, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

         o the accounting firm has applied the procedures required by those agreements to the documents and records relating to the servicing of the accounts, compared the information contained in the servicer's certificates delivered during the prior calendar year with those documents and records, and that based upon those procedures, no matters came to the attention of that accounting firm that caused them to believe that servicing was not conducted in compliance with specified sections of the servicing agreement, and

         o the accounting firm has compared specified amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, in either case, except for any discrepancies or exceptions they consider immaterial or that are otherwise disclosed.

         The servicing agreement also provides that by the 75th day following the end of the servicer's fiscal year, the servicer will deliver to the issuer, with a copy to the indenture trustee, each credit enhancement provider and each rating agency, a certificate of an authorized officer to the effect that the servicer has performed in all material respects its obligations under the servicing agreement during the preceding year, or, if there has been a default in the performance of any of such obligations, specifying the nature and status of the default.

Amendments

         The transfer agreement may be amended by us and the issuer, and the servicing agreement may be amended by the servicer, the issuer and the trust. The trust receivables purchase agreement may be amended by us and RFS Funding Trust with the consent of the issuer. The issuer will covenant to the indenture trustee that it will not amend the transfer agreement or the servicing agreement or consent to any amendment of the trust receivables purchase agreement, unless:

         (1)      (a)    the amendment: (i) is being entered into to
                         cure any ambiguity, to correct or supplement any provisions of the applicable agreement that are inconsistent with any other provisions of that agreement or to add any other provisions concerning matters or questions raised under that agreement that are not inconsistent with the provisions of that agreement, and (ii) does not adversely affect in any material respect the interests of any noteholder;

                  (b) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes and the issuer has received a certificate from one of our authorized officers stating that, in our reasonable belief, the amendment will not:

                         (i) result in the occurrence of an early amortization event or an event of default; or

                         (ii) materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; or

         (2) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes and the amendment is being entered into to add, modify or eliminate any provisions necessary or advisable in order to enable:

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

                  (a) a FASIT election to be made with respect to all or part of RFS Funding Trust or the issuer;

                  (b) so long as a FASIT election is in effect, all or part of RFS Funding Trust or the issuer to qualify as a FASIT under the Code;

                  (c) the termination of a FASIT election with respect to all or part of RFS Funding Trust or the issuer; or

                  (d) the issuer to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income.

         (3) the issuer obtains the consent of noteholders representing more than 66-2/3% of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered to the issuer a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

                  (a) result in the occurrence of an early amortization event or an event of default; or

                  (b) materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class.

         The issuer will also covenant to the indenture trustee that, notwithstanding the foregoing clauses (1) through (3) above, the issuer will not enter into any amendment of the transfer agreement or the servicing agreement or consent to any amendment of the trust receivables purchase agreement if the amendment:

         (1)      reduces the amount of, or delays the timing of:

                  (a) any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

                  (b) the amount available under any credit enhancement, in each case, without the consent of each affected noteholder;

         (2) changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

         (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

         (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than 66-2/3% of the then-outstanding principal balance of the notes of each affected series or class.

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

         For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

         In no event may any amendment to the transfer agreement, the servicing agreement or the trust receivables purchase agreement adversely affect in any material respect the interests of any credit enhancement provider without the consent of that credit enhancement provider.

                                 The Indenture

         We have summarized the material terms of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

Events of Default; Rights upon Event of Default

         An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

         (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

         (2) the issuer fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

         (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer;

         (4) the issuer fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

                  (a) the failure continues, or is not cured, for 60 days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes; and

                  (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

         (5) any additional event specified in the indenture supplement related to that series.

         An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date.

         An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

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

         If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

         (1) the issuer has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

         (2)      all events of default have been cured or waived.

         If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

         (1) the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

         (2) the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

         (3) the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

         Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 50% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

         After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds

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


in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

         Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

         In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

         o the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

         o the noteholders of at least 25% of the then-outstanding principal balance of each affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

         o the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

         o the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

         o during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

         If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

         Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

         If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

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

         o institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

         o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

         Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables, which will be randomly selected, in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

         o receipt by the indenture trustee of the consent of all noteholders of the affected series;

         o determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

         o determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66-2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

         The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series or the indenture trustee expressly waives any other remedy that might have been available under the Uniform Commercial Code.

         The indenture trustee and the noteholders will covenant that they will only institute against the issuer any reorganization or other proceeding under any federal or state law if noteholders holding not less than 66-2/3% of the outstanding principal amount of each class of notes have approved such filing. They will also covenant not to institute this type of proceeding against RFS Funding Trust in any case.

         None of us, the administrator, the Owner Trustee, the indenture trustee, the servicer, or RFS Funding Trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the Owner Trustee, the indenture trustee, or any other person or entity.

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

Covenants

The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

         (1) the entity, if other than the issuer, formed by or surviving the consolidation or merger or that acquires the issuer's business:

                  (a) is organized under the laws of the United States or any one of its states;

                  (b) is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

                  (c) expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

                  (d) in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture that
                           (i) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and
                           (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

                  (e) in the case of a sale of the issuer's business, expressly agrees to indemnify the issuer from any loss, liability or expense arising under the indenture and the notes;

         (2) no early amortization event or event of default will exist immediately after the merger, consolidation or sale;

         (3) each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes;

         (4) the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

                  (a) the transaction will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

                  (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

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

         (5) any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

         (6) the issuer has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

         As long as the notes are outstanding, the issuer will not, among other things:

         o except as expressly permitted by the indenture, the transfer agreement or the trust receivables purchase agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that secure the notes unless directed to do so by the indenture trustee;

         o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes--other than amounts withheld under the Internal Revenue Code or applicable state law--or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

         o    voluntarily dissolve or liquidate in whole or in part; or

         o permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes.

         The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus. The issuer will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

Modification of the Indenture

         The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

         o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

         o to reflect the agreement of another person to assume the role of the issuer when permitted under the indenture;

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

         o to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer if such surrender would not have a material adverse effect on the noteholders;

         o to transfer or pledge any property to the indenture trustee for the benefit of the noteholders;

         o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not adversely affect the interests of the noteholders;

         o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture, in each case subject to the applicable terms of the indenture;

         o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

         o to permit the issuance of one or more new series of notes under the indenture.

         The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:

         (1) receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class of notes;

         (2) the issuer's delivery of an officer's certificate to the effect that all requirements for the amendment have been satisfied and, in the reasonable belief of the certifying officer, the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

         (3) receipt by the issuer of an opinion of counsel to the effect that for federal income tax purposes:

                  (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                  (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable a corporation; and

                  (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

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

         The issuer and the indenture trustee may also, without the consent of the noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable (i) a FASIT election to be made with respect to all or part of RFS Funding Trust or the issuer, (ii) so long as a FASIT election is in effect, all or part of RFS Funding Trust or the issuer to qualify as a FASIT under the Code, (iii) the termination of a FASIT election with respect to all or part of RFS Funding Trust or the issuer or (iv) the issuer to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding class of notes. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the Owner Trustee under the indenture.

         The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

         o change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

         o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

         o reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

         o reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

         o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

         o modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, us, or any of their affiliates; or

         o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

         The issuer and the indenture trustee may otherwise, with the consent of noteholders holding more than 66-2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or


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eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

         The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

         Holders of not less than 10% of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

         The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

         The indenture trustee may resign at any time. Noteholders holding more than 66-2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders representing more than 50% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

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

         If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

         The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

Matters Regarding the Administrator

         The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.

                    Trust Agreement for RFS Funding Trust

         We have summarized the terms of the RFS Funding Trust trust agreement that are material to noteholders in this prospectus. The summary is not complete and is qualified in its entirety by reference to the RFS Funding Trust trust agreement.

New Issuances of Investor Certificates

         The RFS Funding Trust trust agreement provides that, in any one or more issuance supplements to the trust agreement, we may direct the trustee for RFS Funding Trust to issue one or more new beneficial ownership interests in the transferred receivables. An issuance supplement may only modify or amend the terms of the RFS Funding Trust trust agreement as applied to the related beneficial ownership interest issued by that issuance supplement. There is no limit to the number of new issuances we may cause under the RFS Funding Trust trust agreement.

         No new beneficial ownership interest in the transferred receivables may be issued unless we satisfy various conditions, including that:

         (1) each rating agency confirms that the issuance of the new beneficial ownership interest will not impair its rating of any outstanding series or class of notes;

         (2) we certify that, after giving effect to the issuance of the new beneficial ownership interest:

                  (a) we reasonably believe that the new issuance will not, based on the facts known to the certifying officer, cause an early amortization event with respect to any series of notes;

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

                  (b) the Free Equity Amount would not be less than the Minimum Free Equity Amount; and

                  (c) the Note Trust Principal Balance would not be less than the Required Principal Balance.

         (3)      we deliver an opinion to the effect that:

                  (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                  (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

Amendments

         The RFS Funding Trust trust agreement and any supplement to the trust agreement may be amended by us, RFS Holding, Inc. and the trustee for RFS Funding Trust, without the consent of the indenture trustee or the noteholders of any series if the following conditions are satisfied:

         o GE Capital delivers to the trustee for RFS Funding Trust a certificate of an authorized officer stating that, in its reasonable belief, the amendment will not adversely affect in any material respect the interests of any certificateholder, including the indenture trustee, as registered pledgee of the note trust certificate;

         o each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes; and

         o we deliver an opinion relating to the tax consequences of the amendment.

         The trust agreement may also be amended by us, RFS Holding, Inc. and the trustee for RFS Funding Trust, with the consent of the indenture trustee if the interests of the indenture trustee are affected by the amendment. The indenture trustee will not consent to any amendment requiring its consent unless it has obtained the consent of noteholders representing more than 66-2/3% of the aggregate outstanding principal balance of all series adversely affected by the amendment. However, the indenture trustee will in no event consent to any amendment without the consent of each affected noteholder if the amendment:

         (1) reduces the amount of, or delays the timing of, any distributions to be made to noteholders of any series or the amount available under any credit enhancement; or

         (2) modifies various provisions of the trust agreement to eliminate any requirement that the indenture trustee consent to any amendment.

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

                              Credit Enhancement

General

         For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

         In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

         If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

         o    the amount payable under that credit enhancement;

         o    any conditions to payment not described here;

         o the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

         o any material provision of any agreement relating to that credit enhancement.

         The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

         o    a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

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

         o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

         If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination

         If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

         The accompanying prospectus supplement will also set forth information concerning:

         o the amount of subordination of a class or classes of subordinated notes in a series;

         o    the circumstances in which that subordination will be applicable;

         o the manner, if any, in which the amount of subordination will decrease over time; and

         o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

         If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

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

         The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

         o a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

         o    a cash collateral account; or

         o a collateral amount in excess of the initial principal amount of the notes for that series.

         We refer to the undivided interest in the trust as a collateral interest. The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

         o to the extent we elect to apply collections of transferred principal receivables allocable to the excess collateral to decrease the excess collateral;

         o to the extent collections of transferred principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

         o to the extent excess collections of finance charge receivables must be deposited into the cash collateral account.

         The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Surety Bond or Insurance Policy

         If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

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

         If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

         If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

         o consent to amendments to the indenture or direct the issuer to take any action under the transfer agreement, the trust agreement for RFS Funding Trust, the servicing agreement or any other document applicable to that series;

         o if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

         o    waive any event of default for that series.

Spread Account

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

              Description of the Bank Receivables Sale Agreement

         The following is a summary of the material terms of the bank receivables sale agreement. The summary is qualified in its entirety by reference to the bank receivables sale agreement. The bank receivables sale agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

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Sale of Receivables

         The bank previously transferred some of the receivables in the accounts currently designated to the trust directly to RFS Funding Trust under the trust receivables purchase agreement. Under the bank receivables sale agreement, the bank sold the remaining receivables in the accounts designated to the trust and, in the future, may sell to us receivables in additional accounts as of the related addition dates.

Representations and Warranties

         In the bank receivables sale agreement, the bank represents and warrants to us as of the closing date for each series of notes and the date each account is designated for inclusion to the trust that:

         o each account is an eligible account as of the date it is designated to us and each receivable is an eligible receivable on the date it is transferred to us;

         o the account schedule and information contained therein is true and correct in all material respects;

         o each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the bank receivables sale agreement, and in compliance in all material respects with all applicable laws;

         o the bank owns all right, title and interest in each such receivable and has the right to transfer each such receivable to us; and;

         o all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.

         In the event of a breach of any of these representation and warranties, we can require the bank to repurchase that ineligible receivable. The purchase price for the ineligible receivables will be the outstanding principal amount of those receivables.

         In the bank receivables sale agreement, the bank will also make representations and warranties to us as to:

         o the bank's valid existence and good standing as an FDIC-insured, state charter limited purpose credit card bank and its ability to perform its obligations under each transaction document;

         o the bank's qualification to do business and good standing as a foreign corporation and its possession of necessary licenses and approvals to conduct its business;

         o the due authorization, execution, delivery and performance of the bank receivables sale agreement;

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

         o the enforceability of the bank receivables sale agreement against the bank as a legal, valid and binding obligation; and

         o the effectiveness of the bank receivables sale agreement governing the bank's transfer of the receivables to us as a valid transfer and assignment of its ownership interest in the receivables, other than liens permitted by the bank receivables sale agreement.

         If the bank breaches of any of these representations or warranties, we can require the bank to repurchase the receivables, for an amount of cash equal to the outstanding principal balance of the receivables.

Covenants

         In the bank receivables sale agreement, the bank covenants that it will comply with and perform its obligations under the credit card program agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not have a material adverse effect on our rights. The bank may change the terms and provisions of the credit card program agreements or policies and procedures, including the reduction of the required minimum monthly payment, calculation of the amount, or the timing of, charge-offs and periodic finance charges and other fees applicable to the accounts, so long as any changes made are also made to any comparable segment of the bank's revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts that are the subject of the applicable change except as otherwise restricted by any agreement between the bank or a third-party or by the terms of the credit card program agreements.

         The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield for any series of notes as of the time of the reduction would be less than the base rate for that series, except as required by law and as the bank deems necessary in order to maintain its credit card business, based on its good faith assessment of the nature of the competition in the credit card business. In any event, the bank will not reduce the periodic finance charges assessed on any transferred receivable or other fees on any account, if the reduction would cause the issuer to be unable to make required principal and interest payments on any series of notes without the consent of the holders of greater than 50% of the outstanding principal balance of the affected series of notes.

Merger or Consolidation

         The bank will covenant that it will not merge into any other corporation or convey its business substantially as an entirety to any person unless:

         (1) the entity, if other than the bank, formed by the consolidation or merger or that acquires the property or assets of the bank:

                  (a) is organized under the laws of the United States or any one of its states and (x) is a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose corporation, the powers and activities of which are


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

                           limited to the performance of our obligations under the trust receivables purchase agreement, the transfer agreement and related documents; and

                  (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the bank receivables sale agreement;

         (2) the bank delivers to us of an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the bank receivables sale and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect the entity surviving the consolidation or merger, as applicable; and

         (3) the bank delivers notice of the applicable transaction to each rating agency.

Amendments

         The bank receivables sale agreement may be amended without the consent of the noteholders. However, we have covenanted in the transfer agreement that we will not enter into an amendment of the bank receivables sale agreement if such amendment would adversely affect in any material respect the interests of the noteholders. If RFS Funding Trust is terminated, the parties to the bank receivables sale agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the bank receivables sale agreement unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class.

Termination

         If a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables transfer agreement, we will immediately cease to purchase receivables under the receivables transfer agreement.

                                 Note Ratings

         Any rating of the notes by a rating agency will indicate:

         o its view on the likelihood that noteholders will receive required interest and principal payments; and

         o its evaluation of the receivables and the availability of any credit enhancement for the notes.

         Among the things a rating will not indicate are:

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         o    the likelihood that principal payments will be paid on a
              scheduled date;

         o    the likelihood that an early amortization event will occur;

         o the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

         o    the marketability of the notes;

         o    the market price of the notes; or

         o    whether the notes are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

         We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the issuer or RFS Funding Trust.

                   Material Legal Aspects of the Receivables

Transfer of Receivables

         In the bank receivables sale agreement, the bank will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the trust receivables purchase agreement and the transfer agreement, we will represent and warrant that the trust receivables purchase agreement and the transfer agreement, as the case may be, create in favor of the trust a (x) valid first-priority perfected security interest in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and (y) a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the issuer's rights arising from these representations and warranties not being satisfied, see "Description of the Notes--Representations and Warranties" in this prospectus.

         We will represent in the trust receivables purchase agreement and the transfer agreement and the bank will represent in the bank receivables sale agreement that the receivables are "accounts" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. Therefore, we and the bank will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables.

         There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date


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could have an interest in those receivables with priority over the trust's interest. Under the bank receivables sale agreement, however, the bank will represent and warrant, as to itself and the receivables transferred by it, that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee. In addition, the bank will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us. Similarly, under the trust receivables purchase agreement and the transfer agreement, we will represent and warrant that the receivables or the note trust certificate, as the case may be, have been transferred to the trust or the issuer, as the case may be, free and clear of the lien of any third party other than the indenture trustee and specified tax liens. In addition, we will covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable or the note trust certificate, as the case may be, other than to RFS Funding Trust or the issuer, as the case may be. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank's property arising prior to the time a receivable comes into existence may have priority over the trust's interest in that receivable. Furthermore, if the FDIC were appointed as the bank's receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust's interest in the receivables.

         So long as the conditions discussed in "Description of the Notes--Application of Collections" in this prospectus continue to be satisfied, the servicer, on behalf of the issuer, will be permitted to make deposits of collections on a monthly basis. Cash collections held by the servicer, on behalf of the issuer, therefore will be commingled and used for the benefit of the servicer prior to each payment date. In the event of the insolvency of the servicer or the lapse of a twenty-day period after receipt by the servicer, on behalf of the issuer, of collections that have been commingled with other funds, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Conservatorship and Receivership

         The bank is a state bank chartered under the laws of the State of Georgia and is regulated and supervised principally by the Georgia Department of Banking and Finance, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

         In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs.

         The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.



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         We have structured the issuance of the notes with the intention that the transfers of receivables by the bank would have the benefit of this rule. Nevertheless, if the FDIC were to assert that the transfers do not have the benefit of the rule or violate the banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, delays in payments on outstanding series of notes could occur. Furthermore, if the FDIC's assertions were successful, possible reductions in the amount of those payments could occur.

         If bankruptcy, insolvency or similar proceedings occur with respect to the bank, we will promptly notify the indenture trustee and an early amortization event will occur with respect to each series. Under the trust receivables purchase agreement and the transfer agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events. In addition, regardless of the terms of the transaction documents, the FDIC as conservator or receiver of the bank may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee and the trust, moreover, the FDIC as conservator or receiver of the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

         In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer, to direct the servicer to stop servicing the transferred receivables or to increase the amount or the priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the transferred receivables. See "Description of the Notes--Servicer Default" in this prospectus.

         In the event of conservatorship or receivership of the administrator, the conservator or receiver may have the power to prevent the issuer from appointing a successor administrator or to direct the administrator to stop providing administrative services to the issuer.

         We are a separate, bankruptcy-remote affiliate of the bank, and our operating agreement contains limitations on the nature of our business. In addition, the trustee for RFS Funding Trust has covenanted in the trust agreement for RFS Funding Trust that it will not at any time institute against us any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfers of the receivables by us to the trust were not "true sales" or that we and the trust should be treated as the same person for bankruptcy purposes then you could experience delays in payment on the notes and possible reductions in the amount of those payments as a result of:

         o the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

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

         o tax or government liens on our property that arose prior to the transfer of a receivable to the RFS Funding Trust having a right to be paid from collections before the collections are used to make payments on the notes; or

         o the fact that the trust might not have a perfected interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See "Description of the Notes--Application of Collections" in this prospectus for a description of the time the servicer is allowed to commingle collections with its funds.

         Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

Certain Regulatory Matters

         If federal bank regulatory authorities supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to the related bank, these federal bank regulatory authorities have the power under the Federal Deposit Insurance Act to order that bank or affiliate, among other things, to rescind that contractual obligation or terminate that activity. The bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the applicable regulatory authority.

         Recently, the Office of the Comptroller of the Currency issued a consent order against a national bank asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within approximately 75 days and immediately to withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing, notwithstanding the priority of payments in the securitization agreements.

         While the bank has no reason to believe that the FDIC would consider provisions relating to the bank acting as servicer or the payment or amount of the servicing fee payable to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, we cannot assure you that the FDIC in the future would not conclude otherwise. If the FDIC did reach that conclusion, and ordered the bank to rescind or amend its securitization agreements, payments on your securities may be delayed or reduced.

Consumer Protection Laws

         The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by us, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, and Fair Credit Reporting and Fair Debt Collections Practices Acts. These statutes impose various disclosure requirements either before or when an account is

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opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to their revolving credit accounts promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders' interest therein, may be reassigned to us. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes--Representations and Warranties" in this prospectus.

                       Federal Income Tax Consequences

         The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for the issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences" and are of the opinion that they are correct in all material respects.

         The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealer in securities, holder that will hold the notes as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and hold those notes as capital assets within the meaning of section 1221 of the Code.

         The issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no


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cases or IRS rulings on similar transactions involving the public issuance of regular interests in a "financial asset securitization investment trust" (a "FASIT") with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues below will be sought from the IRS.

Classification of FASITs

         The "Small Business Job Protection Act of 1996" created a new type of entity for Federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Sections 860H through 860L of the Code set forth the rules governing the creation and taxation of FASITs (the "FASIT Provisions"). The IRS also published proposed Treasury regulations (the "FASIT Regulations"), supplementing the FASIT Provisions on February 7, 2000, but many issues remain unresolved. The FASIT Regulations are subject to change with potentially retroactive effect before being adopted as final regulations.

         Generally, a FASIT is any entity or segregated pool of assets for which an election to be treated as a FASIT applies for the taxable year, all of the interests in which are regular interests or the ownership interest, which has only one ownership interest and such ownership interest is held directly by an eligible corporation, and substantially all of the assets of which consist of permitted assets. An entity or segregated pool of assets qualifying as a FASIT is not subject to Federal income tax. Rather, the holder of the ownership interest in the FASIT is required to treat all assets, liabilities, and items of income, gain, deduction, loss and credit of the FASIT as assets, liabilities and items of the holder. Further, a regular interest in the FASIT, if not otherwise a debt instrument, is treated as a debt instrument for Federal income tax purposes, although certain FASIT regular interests may be treated as "high-yield regular interests" which are subject to special rules discussed below.

         Pursuant to the funding agreement, an election has been made to treat a portion of RFS Funding Trust's assets as a segregated pool constituting a FASIT for Federal income tax purposes (the "RFS FASIT") and the note trust certificate held by the issuer represents an interest in the segregated pool of assets that constitutes the RFS FASIT. Upon issuance of each series of notes, Mayer, Brown, Rowe & Maw LLP will deliver its opinion to the effect that, assuming compliance with all provisions of the funding agreement, the servicing agreement, the trust agreement, and other related documents, (i) the segregated pool of assets designated as the RFS FASIT will qualify as a FASIT,
(ii) the notes offered by the issuer with respect thereto will be considered to be "regular interests" in the RFS FASIT and (iii) the issuer will not be an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts, Accordingly, there can be no assurance that the IRS and the courts will not take a differing position. Furthermore, qualification of the RFS FASIT as a FASIT will depend on meeting on a continuing basis the various qualification tests imposed by the Code. Mayer, Brown, Rowe & Maw LLP will not review compliance with these tests on a continuing basis. No assurance can be given that the RFS FASIT will satisfy such tests on a continuing basis.

         Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement (and possibly not even after the issuance of the securities) whether any

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particular class will actually be so treated. It is expected that the ownership interest in the RFS FASIT is owned by an affiliate of the issuer.

         If the RFS FASIT fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that it will not be treated as a FASIT for that year and thereafter. In that event, the RFS FASIT may be taxable as a separate corporation under Treasury regulations, and the related notes may not be accorded the status or given the tax treatment described in this prospectus under "Federal Income Tax Consequences." The IRS may, but it is not compelled to, provide relief, but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The related documents contain provisions designed to maintain the status of the RFS FASIT as a FASIT. It is not anticipated that the status of the RFS FASIT will be terminated.

Tax Consequences to Holder of the Notes

         General. In general, notes issued pursuant to this prospectus will be treated for Federal income tax purposes as debt instruments and not as an ownership interest in the RFS FASIT or its assets. Moreover, holders of the notes that otherwise report income under a cash method of accounting will be required to report income from the notes under an accrual method. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

         Original Issue Discount and Interest Income on the Notes. The discussion below assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"). This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

         Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy the notes, even if you otherwise report income under a cash method of accounting, you will be required to report income for the notes, including interest income, under an accrual method. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

         Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included in the noteholder's income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of


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principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer's ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer's maximum capital gains rate if the note is held for more than 12 months.

         Foreign Holders. If you are a nonresidential alien, foreign corporation or other non-United States person (a "Foreign Person"), any interest paid to or accrued by you (including OID) generally will be considered "portfolio interest" and generally will not be subject to U.S. Federal income tax and withholding tax provided that the income is effectively connected with your conduct of a trade or business carried on in the United States and:

         (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us or the issuer;

         (ii) you are not a controlled foreign corporation that is related to us or the issuer through stock ownership;

         (iii) you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

         (iv) the interest is not contingent interest described in section 871(h)(4) of the Code.

         To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certifies, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or substantially similar form), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

         If you are a Foreign Person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

         o IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

         o IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

         If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the


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withholding tax discussed above, you will be subject to U.S. Federal income tax on interest on a net income basis in the same manner as if you were a U.S. person. In addition if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

         If you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. Federal income and withholding tax; provided that:

         o the gain is not effectively connected your conduct of a trade or business in the United States; and

         o if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.

         Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for payments made in the taxable year 2003 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.

Special Rules for FASIT High-Yield Regular Interests

         General. A high-yield regular interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable Federal rate) or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular interest generally is subject to treatment, described above, applicable to FASIT regular interests.

         Limitation on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of such holder will be at least equal to the taxable income derived from such interest (which includes gain or loss from the sale of such interests), any FASIT ownership interests and any excess inclusion income derived from REMIC residual interests. Thus, income from such interests generally cannot be offset by current net operating losses or net operating loss carryovers.

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Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than such holder's taxable income determined solely for such interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less that the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to such income for both regular and alternative minimum tax purposes.

         Transfer Restrictions. Transfers of FASIT high-yield regular interests to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for Federal income tax purposes. In such event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the high-yield regular interest (although the disqualified holder, and not the most recent eligible holder, would be taxable on any gain recognized by such holder for such interest). Although not free from doubt, the tax ownership of a FASIT high-yield regular interest may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer. Each applicable funding agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield regular interest, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of such interest. For these purposes, a "disqualified holder" is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) Federal income tax); provided however, that all (a) regulated investment companies subject to the provisions of Part I of subchapter M of the Code, (b) real estate investment trusts subject to the provisions of Part II of subchapter M of the Code, (c) real estate mortgage investment conduits subject to the provisions of Part IV of subchapter M of the Code and (d) cooperatives described in section 1381(a) of the Code are also "disqualified holders."

Pass-through Entities Holding Notes

         If a regulated investment company, real estate investment trust, trust, partnership or another entity described in Section 860E(e)(6) of the Code (a "Pass-Through Entity"), or a person holding an interest in a Pass-Through Entity as a nominee for another person, issues a high-yielding debt or equity interest that is supported by any note, such entity will be subject to an excise tax unless no principal purpose of such resecuritization was the avoidance of the rules relating to FASIT high-yield regular interests (pertaining to eligible holders of such interests). See "--Special Rules for FASIT High-Yield Regular Interests--Transfer Restrictions." The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of (i) the sum of (a) the applicable Federal rate in effect for the calendar month in which the debt or equity interest is issued and (b) five percentage points or (ii) the yield to maturity to such entity on the note (determined as of the date that such entity acquired such interest). The Internal Revenue Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If such tax did apply, the tax would equal to the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the note supporting such interest.

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Prohibited Transactions and Other Taxes

         The Code imposes a prohibited transactions tax, which is a tax on FASITs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction means the disposition of receivables, the receipt of income from a source other than any receivable or other permitted assets, the receipt of compensation for services, or receipt of any income derived from a loan originated by the FASIT. It is not anticipated that the RFS FASIT will engage in any prohibited transactions in which it would recognize a material amount of net income. The holder of the ownership interest and not the RFS FASIT itself will be subject to any prohibited transaction taxes.

         Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on the RFS FASIT.

Termination of the RFS FASIT

         The RFS FASIT will terminate as a FASIT if it revokes its election or if it fails to qualify as a FASIT under the Code. Upon the termination of the RFS FASIT, you will be treated as exchanging your notes for interests in the underlying arrangement that formerly constituted the RFS FASIT, which will be reclassified as under general principles of the Federal income tax law as, for example, a partnership or a corporation. You may recognize gain on the exchange; however, no loss may be recognized. It is intended that the RFS FASIT will not terminate while any notes remain outstanding.

                            State Tax Consequences

         The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA Considerations

         The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents.

         Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan or "plan assets". Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses. This risk of reclassification is enhanced for classes of notes that are subordinated to other classes of notes.

         However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the issuer, the underwriters, the Owner Trustee, the servicer, the administrator, a counterparty to a derivative contract or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

         o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

         By your acquisition of a note, you will be deemed to represent and warrant that either (i) your purchase and holding of a note is not with the assets of an employee benefit plan or (ii) your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code which is not covered by one of the exemptions discussed above or similar applicable exemption.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Internal Revenue Code discussed above.

         If you are a benefit plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             Plan of Distribution

         Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuer to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

         Each underwriting agreement will provide that the transferor will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                            Reports to Noteholders

         We will cause the servicer to prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "--Evidence as to Compliance" in this prospectus.

                      Where You Can Find More Information

         We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of RFS Holding, L.L.C. and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer and RFS Funding Trust until we terminate our offering of the notes.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents--unless the exhibits are specifically incorporated by reference--at no cost, by writing or calling us care of: Monogram Credit Card Bank of Georgia, 7840 Roswell Road, Building 100, Suite 210, Atlanta, Georgia 30350, Telephone:
(770) 353-2253.

                       Glossary of Terms for Prospectus

         "Aggregate Principal Receivables" at any time will equal:

         (a) the total amount of transferred principal receivables, after giving effect to any discounting to treat a portion of transferred principal receivables as finance charge receivables; minus

         (b) prior to the termination of RFS Funding Trust, the sum of the principal balance of the interest in the transferred receivables pledged to secure the RFS Funding Trust loan and the principal balance of any other interest in the transferred receivables issued by RFS Funding Trust; plus

         (c) the principal amount of any other participation interest that we transfer to the issuer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Eligible Institution" means:

         (1) a depository institution, which may include the Owner Trustee or the indenture trustee, that:

                  (a) is organized under the laws of the United States or any one of its states,

                  (b)      has FDIC deposit insurance, and

                  (c) has a long-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies; or

         (2) any other institution acceptable to the rating agencies for the notes, which may include the servicer.

         "Free Equity Amount" means, on any date, the difference between:

         (1)      the Note Trust Principal Balance on that date; minus

         (2) the aggregate of the collateral amounts of all outstanding series of notes.

         "Minimum Free Equity Amount" will be calculated as the product of (a) the highest Required Retained Transferor Percentage specified in the prospectus supplement for any series, multiplied by (b) of the Aggregate Principal Receivables. Unless otherwise specified in the prospectus supplement for your series, the Required Retained Transferor Percentage for your series will be 0%.

         "Monthly Period" means, unless otherwise specified in the prospectus supplement for your series, each period beginning on and including the 22nd day of a calendar month and ending on and including the 21st day of the following calendar month.

         "Note Trust Ownership Amount" means an amount equal to:

         (a) the total amount of transferred principal receivables in RFS Funding Trust, after giving effect to any discounting to treat a portion of transferred principal receivables as finance charge receivables, minus

         (b) the sum of the principal balance of the interest in the transferred receivables pledged to secure the RFS Funding Trust loan and the principal balance of any other interest in the transferred receivables issued by RFS Funding Trust.

         "Note Trust Principal Balance" at any time will equal:

         (a)      the Aggregate Principal Receivables; plus

         (b)      the amount on deposit in the excess funding account.

         "Owner Trustee" means [ ], as owner trustee for the issuer, under the trust agreement dated as [ ], 2003 between the issuer and [ ], as owner trustee.

         "Required Principal Balance" means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of notes on that date of determination.

                                                                       Annex I

                       Global Clearance, Settlement and
                         Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered GE Capital Credit Card Company, LLC Asset Backed Notes (the "global securities") to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice--i.e., seven calendar day settlement.

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant--other than the depositaries for Clearstream and Euroclear--to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC--if the holder has an address outside the U.S.--will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "Federal Income Tax Consequences" in this prospectus.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14  Other Expenses of Issuance and Distribution.

         Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

 SEC filing fee........................................... $  80.90
 Legal fees and expenses..................................        *
 Accounting fees and expenses.............................        *
 Rating agency fees.......................................        *
 Indenture Trustee fees and expenses......................        *
 Blue Sky expenses........................................        *
 Printing and engraving...................................        *
 Miscellaneous............................................        *
                                                           --------
                  Total..................................  $      *
                                                           ========

* To be added by amendment.


Item 15  Indemnification of Directors and Officers.

         Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         RFS Holding, L.L.C. ("RFS Holding") was formed under the laws of the State of Delaware. The limited liability company agreement of RFS Holding provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents (each, an "Indemnified Party"), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or RFS Holding's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that RFS Holding may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of RFS Holding.

         Insofar as indemnification by RFS Holding for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of RFS Holding pursuant to the foregoing provisions, RFS Holding has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Each underwriting agreement will generally provide that the underwriter will indemnify RFS Holding and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriter. RFS Holding has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16  Exhibits.

         1.1  --  Form of Underwriting Agreement for Notes*
         3.1  --  Limited Liability Company Agreement of RFS Holding, L.L.C.
         4.1  --  Form of Indenture*
         4.2  --  Form of Indenture Supplement, including form of Notes*
         4.3  --  Form of Trust Agreement of the Issuer*
         4.4 -- Amended and Restated Trust Agreement for RFS Funding Trust, including form of Note Trust Certificate*
         5.1  --  Opinion of Mayer, Brown, Rowe & Maw with respect to legality*
         8.1 -- Opinion of Mayer, Brown, Rowe & Maw with respect to Federal income tax matters*
         23.1 --  Consent of Mayer, Brown, Rowe & Maw (included as part of
                  Exhibit 5.1)*
         23.2 -- Consent of Mayer, Brown, Rowe & Maw (to be included as part of Exhibit 8.1)*
         24.  --  Power of Attorney (included on page II-6)
         25.1 --  Form T-1 Statement of Eligibility*
         99.1 --  Form of Receivables Sale Agreement*
         99.2 --  Form of Receivables Purchase and Contribution Agreement*
         99.3 --  Form of Servicing Agreement*
         99.4 --  Form of Administration Agreement*
         99.5 --  Form of Servicer Performance Guaranty*

--------------------

         *     To be filed by amendment.

Item 17  Undertakings

         (a)    As to Rule 415: The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                        (i)      to include any prospectus required by
                Section 10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the date of July 30, 2003.

                                RFS Holding, L.L.C., as Co-Registrant


                                By:   /s/ Mark Begor
                                   ------------------------------------------
                                      Mark Begor
                                      Principal Executive Officer

                                RFS Funding Trust, as Co-Registrant

                                By: RFS Holding, L.L.C., as sole beneficiary
                                    of  RFS Funding Trust


                                By:   /s/ Mark Begor
                                   ------------------------------------------
                                      Mark Begor
                                      Principal Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Iain J. Mackay, Melissa Hodes and Christopher Hottois and any of them such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and any registration statement filed pursuant to Rule 462(b) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                       Date
      ---------                         -----                       ----

/s/ Mark Begor
--------------------------
       Mark Begor            Principal Executive Officer       July 30, 2003

/s/ Iain J. Mackay
--------------------------
       Iain J. Mackay        Principal Financial Officer       July 30, 2003
                             and Manager

/s/ Thomas Kuczmarski
--------------------------
       Thomas Kuczmarski     Principal Accounting Officer      July 30, 2003

/s/ Melissa Hodes
--------------------------
       Melissa Hodes         Manager                           July 30, 2003

/s/ Christopher Hottois
--------------------------
       Christopher Hottois   Manager                           July 30, 2003

                           Description of Exhibits.
                           ------------------------


1.1  --  Form of Underwriting Agreement for Notes*
3.1  --  Limited Liability Company Agreement of RFS Holding, L.L.C.
4.1  --  Form of Indenture*
4.2  --  Form of Indenture Supplement, including form of Notes*
4.3  --  Form of Trust Agreement of the Issuer*
4.4 -- Amended and Restated Trust Agreement for RFS Funding Trust, including form of Note Trust Certificate*
5.1  --  Opinion of Mayer, Brown, Rowe & Maw with respect to legality*
8.1 -- Opinion of Mayer, Brown, Rowe & Maw with respect to Federal income tax matters*
23.1 --  Consent of Mayer, Brown, Rowe & Maw (included as part of Exhibit 5.1)*
23.2 --  Consent of Mayer, Brown, Rowe & Maw (to be included as part of
         Exhibit 8.1)*
24.  --  Power of Attorney (included on page II-6)
25.1 --  Form T-1 Statement of Eligibility*
99.1 --  Form of Receivables Sale Agreement*
99.2 --  Form of Receivables Purchase and Contribution Agreement*
99.3 --  Form of Servicing Agreement*
99.4 --  Form of Administration Agreement*
99.5 --  Form of Servicer Performance Guaranty*

--------------------

*        To be filed by amendment.
















----------------------